Exhibit 4.7

EXECUTION VERSION

AMC ENTERTAINMENT HOLDINGS, INC.,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

U.S. Bank National Association

as Trustee and Collateral Agent

AMENDED AND RESTATED INDENTURE

Dated as of July 31, 2020

2.95% CONVERTIBLE SENIOR SECURED NOTES DUE 2026

v

EXHIBITS

Exhibit A	Form of Security
Exhibit B	Form of Legend for Global Security
Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D	Form of Certificate of Transfer
Exhibit E	Form of Certificate of Exchange
Exhibit F	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

AMENDED AND RESTATED INDENTURE, dated as of July 31, 2020 (the “Indenture”), between AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company,” as more fully set forth in Section 1.01), the Guarantors (as defined herein) listed on the signature pages hereto and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee,” as more fully set forth in Section 1.01) and as collateral agent (the “Notes Collateral Agent” as more fully set forth in Section 1.01).

WHEREAS, the Company, the Guarantors and the Trustee entered into that certain Indenture, dated as of September 14, 2018 (the “Original Indenture”);

WHEREAS, all of the Company’s 2.95% Convertible Senior Notes due 2024 (the “Original Securities”) issued pursuant to the Original Indenture have been surrendered to the trustee under the Original Indenture for cancellation and immediately prior to the execution of this Amended and Restated Indenture and the issuance of the Securities hereunder the Original Securities will be cancelled by the trustee under the Original Indenture pursuant to a cancellation order delivered by the Company;

WHEREAS, although structured as an exchange, the primary purpose of the issuance of the Securities hereunder and the cancellation of the Original Securities is to amend the terms of the Original Securities to, among other things, extend the maturity date to May 1, 2026 and provide a first-priority lien on the Collateral and the Company and Holders may treat the exchange of the Original Securities for the Securities as an amendment to the terms of the Original Securities and a continuation of an investment in the Original Securities;

WHEREAS, at the time of the execution of the Amended and Restated Indenture, there are no Original Securities outstanding under the Original Indenture and the Original Indenture may be amended or supplemented without the consent of any Holder (as defined in the Original Indenture) pursuant to Section 9.01(h) thereof;

WHEREAS, the Company, the Guarantors the Trustee and the Notes Collateral Agent now wish to enter into this Amended and Restated Indenture to amend and restate the Original Indenture in its entirety;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 2.95% Convertible Senior Secured Notes due 2026 (the “Securities”).

Article 1
Definitions

Section 1.01.        Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“30% Threshold” means, as of the Adjustment Test Date, a number of shares of Common Stock equal to 30% of the sum, in each case assuming Physical Settlement, of (A) all shares of Common Stock and any other class of common stock of the Company outstanding on such date, (B) the shares of Common Stock and any other class of common stock of the Company issuable upon exercise or settlement of any vested equity incentive awards then outstanding under equity incentive plans of the Company, and (C) to the extent not included in clause (B), all shares of Common Stock and any other class of common stock of the Company issuable upon conversion, exercise or exchange of any convertible notes (including the Securities), warrants, options or other instruments that are convertible, exercisable or exchangeable into or for shares of Common Stock or any other class of common stock of the Company, excluding for purposes of this clause (C) shares of Common Stock issuable upon conversion of shares of Class B common stock, par value $0.01 per share, of the Company and shares of Common Stock issuable upon exercise or settlement of any equity incentive awards, minus the Adjustment for Wanda Share Forfeitures.

“Additional First Lien Obligations” means the Obligations with respect to any Indebtedness permitted under this Indenture having First Lien Priority (but without regard to the control of remedies) relative to the Securities with respect to the Collateral other than the Credit Agreement Obligations, the Existing First Lien Notes Obligations, the Silver Lake First Lien Notes Obligations and the New First Lien Notes Obligations; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the First Lien Intercreditor Agreement (or entered into such other intercreditor agreement having substantially similar terms as the First Lien Intercreditor Agreement, taken as a whole).

“Additional First Lien Secured Parties” has the meaning given to such term in the First Lien Intercreditor Agreement.

“Additional Junior Secured Parties” has the meaning given to such term in the First Lien/Second Lien Intercreditor Agreement.

“Adjustment Effectiveness Date” means the Adjustment Test Date, provided that, for purposes of determining the Conversion Rate, in respect of any conversion for which the applicable Observation Period includes the Adjustment Test Date, the Adjustment Effectiveness Date shall be the earliest Trading Day in such Observation Period.

“Adjustment for Wanda Share Forfeitures” means the lesser of (i) 5,666,000 as adjusted for share splits, reverse share splits, share dividends, or share combinations, and (ii) the difference between (x) the aggregate amount of shares of Common Stock the Securities would be convertible into immediately following an adjustment to the Conversion Rate pursuant to the proviso to the definition of Conversion Rate, assuming Physical Settlement, as determined at such time, less (y) the aggregate amount of shares of Common Stock the Securities would be convertible into immediately prior to an adjustment to the Conversion Rate pursuant the proviso to the definition of Conversion Rate, assuming Physical Settlement, as determined at such time.

“Adjustment Test Date” means the Close of Business on September 14, 2020 (or, if such date is not a Trading Day, on the Trading Day immediately preceding such date) or the Effective Date of any Make-Whole Fundamental Change that occurs before September 14, 2020.

“Adjustment Test Price” means (i) the average of the Daily VWAP for each Trading Day in the period of ten (10) consecutive Trading Days ending on September 14, 2020 (or, if such date is not a Trading Day, ending on the Trading Day immediately preceding such date) with the Daily VWAP for each such Trading Day being weighted for purpose of calculating such average based on the trading volume used to calculate Daily VWAP for each such Trading Day or (ii) the Applicable Price for any Make-Whole Fundamental Change that occurs before September 14, 2020, as the case may be.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer or exchange.

“Acquired Indebtedness” of any particular Person means Indebtedness of any other Person existing at the time such other Person merged or consolidated with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

“Asset Sale” means:

(i)          the sale, transfer, lease, license or other disposition of any asset of the Company or any of its Restricted Subsidiaries, including of any Equity Interest owned by it; or

(ii)         the issuance by any Restricted Subsidiary of any additional Equity Interest in such Restricted Subsidiary (including, in each case, pursuant to a Delaware LLC Division) (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Company or a Restricted Subsidiary (each of (i) and (ii), a “Disposition”);

in each case, except:

(a)           Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Company and the Restricted Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated);

(b)            Dispositions of inventory and other assets in the ordinary course of business;

(c)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) such Disposition is allowable under Section 1031 of the Code, or any comparable or successor provision, for like property (excluding any boot thereon) for use in a Similar Business;

(d)            Dispositions of property to the Company or a Restricted Subsidiary (including as a result of a Delaware LLC Division);

(e)            (A) the Disposition of all or substantially all of the assets of the Company or any Restricted Subsidiary in a manner permitted pursuant to Section 5.01 or any Disposition that constitutes a Change of Control pursuant to this Indenture, (B) investments that constitute Permitted Investments under the Silver Lake First Lien Notes Indenture, (C) Restricted Payments permitted by Section 4.06 of the Silver Lake First Lien Notes Indenture or (D) Liens permitted by Section 4.07 of the Silver Lake First Lien Notes Indenture, in each case, other than by reference to this clause (e) of the definition of “Asset Sale” in the Silver Lake First Lien Notes Indenture;

(f)            any issuance, sale, pledge or other Disposition of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;

(g)            Dispositions of Cash Equivalents;

(h)            Dispositions of (A) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (B) receivables and related assets pursuant to any Permitted Receivables Financing;

(i)             leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(j)             transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)            [reserved];

(l)             Dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)           Dispositions of any assets (including Equity Interests) (A) acquired in connection with any acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Company and the Restricted Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority or otherwise required by a Governmental Authority in connection with an acquisition permitted hereunder;

(n)             transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(o)             Dispositions of property for Fair Market Value having an aggregate purchase price not to exceed the greater of (A) $200,000,000 and (B) 20% of Consolidated EBITDA for the most recently ended Test Period at the time of such Disposition;

(p)             the sale or discount (with or without recourse) (including by way of assignment or participation) of other receivables (including, without limitation, trade and lease receivables) and related assets in connection with a Permitted Receivables Financing;

(q)             the unwinding of any Swap Obligations or Cash Management Obligations; and

(r)              Dispositions of any assets for not less than the Fair Market Value of (A) sales of Big Rapids 4 Theatre, Mesquite 10 Theatre, New Ulm 3 Theatre, Newnan 10 Theatre, Plaza 8 Theatre, Panama City 10 Theatre, Pines 1 Theatre, Narrows 8 Theatre, Vernon Hills 8 Theatre, Springfield 1 Theatre, Seth Childs 12 Theatre, vacant land adjacent to 19919 Lyndon B Johnson Fwy, Mesquite TX 75149 and (B) sale of interests in National CineMedia, LLC common units and National CineMedia, Inc. common shares.

“Bankruptcy Law” means the bankruptcy laws of the United States and the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligations” of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease or financing lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation (together with Indebtedness in the form of operating leases entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect).

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Cash Equivalents” means:

(a)         dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan, Pesos or such other currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(b)         readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom or (iii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States, the United Kingdom or such member nation of the European Union is pledged in support thereof;

(c)          time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a lender under the Senior Credit Facilities or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(d)          commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e)           repurchase agreements and reverse repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the lenders under the Senior Credit Facilities) or recognized securities dealer, in each case, having capital and surplus in excess of (i) $250,000,000 in the case of U.S. banks and (ii) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P and P-2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f)            marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)           securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)           investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i)            instruments equivalent to those referred to in clauses (a) through (h) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)            investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k)             auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s and maturing within six months of the date of acquisition (or with interest rates or dividend yields that are re-set at least every 35 days);

(l)              qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity;

(m)             with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(n)               investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (m) above.

“Cash Management Obligations” means obligations of the Company or any Restricted Subsidiary in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” shall be deemed to have occurred at such time as:

(a)            any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than fifty percent (50%) of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (“Voting Stock”), provided, however, that a transaction described in this clause (a) shall not constitute a “Change in Control” if (i) such transaction occurs prior to such time that Wanda and its Affiliates first cease to hold fifty percent (50%) or more of voting power of the Company’s Voting Stock, any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) that includes Wanda or one or more Affiliates of Wanda has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than fifty percent (50%) of the total outstanding voting power of the Company’s Voting Stock, provided that Wanda and its Affiliates, collectively, hold more than fifty percent (50%) of the Company’s Voting Stock “beneficially owned” by such “person” or “group” or (ii) such “person” or “group” that has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than fifty percent (50%) of the total outstanding voting power of the Company’s Voting Stock is Silver Lake Group (as defined in the Investment Agreement) or any of its Affiliates or any “group” that includes Silver Lake Group or one or more Affiliates of Silver Lake Group, provided that Silver Lake Group and its Affiliates, collectively, hold more than fifty percent (50%) of the Company’s Voting Stock “beneficially owned” by such “person” or “group;”

(b)            the consummation of a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company and/or one or more of the Company’s direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of the Company with or into another Person is not subject to this clause (b));

(c)            any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all or substantially all of the shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction; or

(d)            the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, (x) any transaction that constitutes a “Change in Control” pursuant to both clause (a) and clause (c) shall be deemed a “Change in Control” solely under clause (c) above and (y) a transaction or transactions described in any of clause (a) through (c)  above (including any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation) shall not constitute a “Change in Control” if (i) at least ninety percent (90%) of the consideration received or to be received by holders of the Common Stock or Reference Property into which the Securities have become convertible pursuant to Section 10.11 (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the Securities become convertible or exchangeable for such consideration pursuant to Section 10.11.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the Relevant Stock Exchange; or (ii) if the Common Stock is not listed on a U.S. national securities exchange on the relevant date, the last quoted bid price for the Common Stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one share of Common Stock. The “Closing Sale Price” shall be determined without reference to after-hours or extended market trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Notes Obligations.

“Common Stock” means the Class A common stock, par value $0.01 per share, of the Company at the date of this Indenture, subject to Section 10.11.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Controlling Collateral Agent” has the meaning given to such term in the First Lien Intercreditor Agreement.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified under Section 10.01(b).

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 52.7704, subject to adjustment as provided in Article 10; provided that if, on the Adjustment Test Date, the product of (i) the Adjustment Test Price for the Common Stock and (ii) 120% is less than the Conversion Price as of such date before giving effect to this paragraph, then the then applicable Conversion Rate shall, as of the Adjustment Effectiveness Date, be increased to the amount that results in the Conversion Price being equal to the greater of (i) the product of (A) 120% and (B) the Adjustment Test Price for the Common Stock and (ii) the Conversion Price at which the outstanding Securities (assuming all SL Securities initially issued pursuant to this Indenture are outstanding) would as of such date be convertible (assuming Physical Settlement of such conversion) into a number of shares of Common Stock equal to the 30% Threshold. For the avoidance of doubt, the Conversion Rate shall not be reduced and the Conversion Price shall not be increased in each case pursuant to the proviso in the preceding sentence.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at 60 Livingston Avenue, St. Paul, Minnesota 55107. With respect to presentation for transfer or exchange, conversions or principal payment, such address shall be U.S. Bank, National Association, EP-MN-WS3C, 60 Livingston Avenue, St. Paul, Minnesota 55107, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).

“Credit Agreement Obligations” has the meaning given to such term in the First Lien Intercreditor Agreement.

“Currency Hedging Obligations” means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrate or similar official under any Bankruptcy Law or any other person with like powers.

“Daily Conversion Value” means, for each Trading Day during the Observation Period, one-twenty-fifth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 25.

“Daily Settlement Amount,” for each Trading Day during the Observation Period, shall consist of:

(a)            cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)            if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each Trading Day during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AMC <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Depository” means The Depository Trust Company, its nominees and successors.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed, sold or otherwise disposed of or returned in exchange for consideration in the form of cash or Cash Equivalents in compliance with Section 4.10.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“European Credit Agreement” means that certain Revolving Credit Facility Agreement, dated December 7, 2017, among Odeon Cinemas Limited, Citigroup Global Markets Limited, Lloyds Bank PLC, Barclays Bank PLC and Bank of America Lynch International Limited, as arrangers, and the other lenders party thereto, as may be amended, restated, modified or supplemented from time to time, together with any extensions, revisions, refinancings, renewals, refundings, restructurings or replacements thereof, provided there shall be no (i) increase in the amount of Indebtedness that may be borrowed under the European Credit Agreement as in effect on the Issue Date, (ii) creation of liens with higher or lower priority than liens existing on Issue Date, (iii) creation of a “last-out” tranche or other issuance of debt that is higher or lower in right of payment than Indebtedness under the European Credit Agreement existing on the Issue Date or subject to turnover provisions or (iv) similar items that adversely affect the Holders; it being understood that the aggregate principal amount outstanding permitted thereunder shall be the principal amount outstanding under the European Credit Agreement on Issue Date, assuming that all revolving loans are fully drawn on the Issue Date, (plus any increase relating to unpaid accrued interest and premium plus other amounts paid, and fees and expenses incurred, in connection with any such extension, revision, refinancing, renewal, refunding, restructuring or replacement).

“Ex Date” means the first date on which the Common Stock trades on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means:

(1)            any fee-owned real property (i) that does not constitute a Material Real Property, (ii) located in a jurisdiction that imposes a mortgage recording tax or similar fee and/or (iii) located in an area determined by FEMA to have special flood hazards;

(2)            all leasehold interests in real property;

(3)            any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction);

(4)            any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Secured Notes Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction;

(5)            margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than the Company or any Guarantor) under the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, Equity Interests in any Person other than the Company and Wholly Owned Subsidiaries that are Restricted Subsidiaries;

(6)            assets to the extent a security interest in such assets would result in material adverse tax consequences to the Company or one of its Subsidiaries as reasonably determined by the Company;

(7)            any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto;

(8)            any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than the Company or any Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition;

(9)            in excess of 65% of the voting Equity Interests of (i) any Foreign Subsidiary or (ii) any FSHCO;

(10)          receivables and related assets (or interests therein) (a) sold to any Receivables Subsidiary or (b) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing;

(11)          commercial tort claims with a value of less than $15 million and letter-of-credit rights with a value of less than $15 million (except to the extent a security interest therein can be perfected by a UCC filing);

(12)          Vehicles and other assets subject to certificates of title;

(13)          any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof;

(14)          any and all assets and personal property owned or held by any Subsidiary that is not a Guarantor (including any Unrestricted Subsidiary);

(15)          any Equity Interest in Unrestricted Subsidiaries; and

(16)          any proceeds from any issuance of Indebtedness not prohibited to be incurred under this Indenture that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Cash Equivalents set aside at the time of the incurrence of such Indebtedness, to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose.

“Existing First Lien Notes” means the Company’s 10.500% Senior Secured Notes due 2025 issued in the original principal amount of $500,000,000.

“Existing First Lien Notes Collateral Agent” means the collateral agent for holders of the Existing First Lien Notes, together with its successors and permitted assigns.

“Existing First Lien Notes Indenture” means the Indenture dated as of April 24, 2020, pursuant to which the Existing First Lien Notes were issued, between the Company, the guarantors party thereto and U.S. Bank National Association, as the initial trustee and collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

“Existing First Lien Notes Obligations” means Obligations in respect of the Existing First Lien Notes, the Existing First Lien Notes Indenture, the subsidiary guarantees and the security documents relating to the Existing First Lien Notes.

“Existing Senior Subordinated Notes” means the Company’s 6.375% Senior Subordinated Notes due 2024, the Company’s 5.75% Senior Subordinated Notes due 2025, the Company’s 5.875% Senior Subordinated Notes due 2026 and the Company’s 6.125% Senior Subordinated Notes due 2027.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security.

“First Lien Collateral Agent” means the collateral agent for the lenders and other secured parties under the Senior Credit Facilities, together with its successors and permitted assigns under the Senior Credit Facilities.

“First Lien Intercreditor Agreement” means the intercreditor agreement, dated as of April 24, 2020, among the Existing First Lien Notes Collateral Agent, the First Lien Collateral Agent, the Company and the Guarantors and any Additional First Lien Secured Parties from time to time party thereto giving effect to any joinders thereto, each dated as of the Issue Date, pursuant to which the Notes Collateral Agent, the New First Lien Notes Collateral Agent and the Silver Lake First Lien Notes Collateral Agent became parties thereto (as the same may be amended, restated, renewed, replaced or otherwise modified from time to time).

“First Lien Obligations” means, collectively, (1) the Credit Agreement Obligations, (2) the Existing First Lien Notes Obligations, (3) the New First Lien Notes Obligations, (4) the Secured Notes Obligations, (5) the Silver Lake First Lien Notes Obligations and (6) each Series of Additional First Lien Obligations.

“First Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (but without regard to control of remedies) and is subject to the First Lien Intercreditor Agreement.

“First Lien/Second Lien Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, among the Existing First Lien Notes Collateral Agent, the First Lien Collateral Agent, the Notes Collateral Agent, the New First Lien Notes Collateral Agent, the Silver Lake First Lien Notes Collateral Agent, the Second Lien Notes Collateral Agent, the Company and the Guarantors and any Additional First Lien Secured Parties or Additional Junior Secured Parties from time to time party thereto (as the same may be amended, restated, renewed, replaced or otherwise modified from time to time).

“FSHCO” means any direct or indirect Domestic Subsidiary of the Company that has no material assets other than Equity Interests and/or Indebtedness in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading.

“GAAP” means (including as used in definitions incorporated from the Indenture for the 2027 Notes) generally accepted accounting principles in the United States as in effect on the September 14, 2018, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning assigned to such term in the Security Agreement.

“Guarantee” means, individually, any guarantee of the Company’s obligations under the Securities and this Indenture by a Guarantor and any supplemental indenture applicable thereto (including pursuant to Exhibit F), and, collectively, all such guarantees. Each such Guarantee will be in the form prescribed in this Indenture.

“guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary of the Company that executes this Indenture as a Guarantor on the Issue Date, each other Subsidiary of the Company that thereafter guarantees the Securities in accordance with the terms of this Indenture and any Parent Guarantor.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Amended and Restated Indenture as further amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Interest Payment Date” means September 15 and March 15 of each year, beginning on September 15, 2020.

“Interest Rate Protection Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

“Investment Agreement” means the Amended and Restated Investment Agreement, dated as of July 31, 2020, by and among the Company, SLA CM Avatar Holdings, L.P., Sargas Investment Pte. Ltd. and the other Persons that may become party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Issue Date” means July 31, 2020.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Make-Whole Fundamental Change” means an event described in the definition of Fundamental Change after giving effect to any exceptions to or exclusions from the definition of Change in Control (including, without limitation, the exception described in the paragraph immediately following such clauses), but without regard to the exclusion set forth in clause (c) of the definition of Change in Control.

“Market Disruption Event” means, with respect to the Common Stock or any other security, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of the Common Stock or such other security or in any options contracts or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Material Real Property” means each fee owned parcel of real property owned by the Company or any Guarantor having a book value equal to or in excess of $15,000,000. For the purpose of determining the relevant value under this Indenture with respect to the preceding clause, such value shall be determined as of (a) the Measurement Date for real property owned as of the Measurement Date, (b) the date of acquisition for real property acquired after the Measurement Date or (c) the date on which the entity owning such real property becomes a Guarantor after the Measurement Date, in each case as reasonably determined by the Company.

“Maturity Date” means May 1, 2026.

“Measurement Date” means April 22, 2019.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Cash Equivalents, including (i) any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Company and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of an Asset Sale (including pursuant to a Sale Leaseback or similar proceeding), (A) any funded escrow established pursuant to the documents evidencing any Asset Sale to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that the Company and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, (B) the amount of all payments that are permitted hereunder and are made by the Company and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Securities) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Company and the Restricted Subsidiaries as a result thereof and (D) the amount of any liabilities directly associated with such asset and retained by the Company or the Restricted Subsidiaries and (iii) the amount of all taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and the amount of any reserves established by the Company and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Proceeds in the amount of such reduction.

“Obligations” means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“New First Lien Notes” means the Company’ 10.500% first lien secured notes due 2026 issued on the Issue Date to certain holders of the Company’s Existing Senior Subordinated Notes in the original principal amount of up to $200.0 million.

“New First Lien Notes Collateral Agent” means the collateral agent for holders of the New First Lien Notes, together with its successors and permitted assigns.

“New First Lien Notes Indenture” means the Indenture dated as of Issue Date, pursuant to which the New First Lien Notes were issued, between the Company, the guarantors party thereto and GLAS Trust Company LLC, as the initial trustee and collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

“New First Lien Notes Obligations” means Obligations in respect of the New First Lien Notes, the New First Lien Notes Indenture, the subsidiary guarantees and the security documents relating to the New First Lien Notes.

“Notes Collateral Agent” means U.S. Bank National Association, as collateral agent for the holders of the Securities under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.

“Observation Period,” with respect to any Security (other than an SL Security) surrendered for conversion, means: (i) if the relevant Conversion Date occurs prior to the 27th Scheduled Trading Day immediately preceding the Original Maturity Date, the 25 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 27th Scheduled Trading Day immediately preceding the Original Maturity Date, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Original Maturity Date; and, with respect to SL Securities, has the meaning set forth in Section 10.02(a)(v).

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Controller, Director of Treasury, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary and any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by (i) by the Chief Executive Officer, the President, the Chief Financial Officer or any of the Vice Presidents of the Company, and (ii) by the Controller, Director of Treasury, Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 16.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel, including counsel for the transferor or transferee, who is reasonably acceptable to the Trustee.

“Original Maturity Date” means September 15, 2024.

“Parent Entity” means any Person that is a direct or indirect parent of the Company.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or a Restricted Subsidiary and another Person.

“Permitted Indebtedness” means the following:

(i)            (a) Indebtedness of the Company or any guarantor under the Senior Credit Facilities, the Existing Senior Subordinated Notes, the Existing First Lien Notes, the New First Lien Notes, the Silver Lake First Lien Notes and the Second Lien Notes and the guarantees thereof and (b) Indebtedness of Odeon Cinemas Limited or any guarantor under the European Credit Agreement;

(ii)            Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date (other than the Existing Senior Subordinated Notes, the Existing First Lien Notes, the New First Lien Notes, the Silver Lake First Lien Notes and the Second Lien Notes or Indebtedness outstanding under the Senior Credit Facilities or the European Credit Agreement);

(iii)           Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

(iv)           Indebtedness of the Company or any of its Subsidiaries to any one or the other of them;

(v)           Indebtedness Incurred to renew, extend, refinance or refund (each, a “refinancing”) the Existing Senior Subordinated Notes, the Existing First Lien Notes, the New First Lien Notes, the Silver Lake First Lien Notes, the Second Lien Notes, any other Indebtedness outstanding on the Issue Date or any Indebtedness incurred pursuant to clause (xii) below in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; provided, that in the event such Indebtedness being renewed, extended, refinanced or refunded is subordinate or junior in right of payment to the Securities or a Guarantee pursuant to a written agreement, then the related financing shall be subordinated in right of payment to the Securities or Guarantee, as applicable; provided further that any Liens on the Collateral securing any refinancing of the Second Lien Notes or the Existing Senior Subordinated Notes pursuant to this clause (v) shall rank junior to the Liens on the Collateral securing the Securities;

(vi)           Indebtedness of any Subsidiary Incurred in connection with the guarantee of any Indebtedness of the Company or the Guarantors in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is subordinate or junior in right of payment to the Securities or a Guarantee pursuant to a written agreement, then the related guarantee shall be subordinated in right of payment to the Guarantee;

(vii)          Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

(viii)         Capital Lease Obligations of the Company or any of its Subsidiaries;

(ix)            Indebtedness of the Company or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

(x)             Indebtedness represented by property, liability and workers’ compensation insurance (which may be in the form of letters of credit);

(xi)            Acquired Indebtedness; provided that after giving effect to such acquisition, merger or consolidation, either (a) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Debt Ratio test set forth in Section 4.07(a) herein or (b) the Consolidated Debt Ratio of the Company would be equal to or less than immediately prior to such acquisition, merger or consolidation; and

(xii)           additional Indebtedness of the Company or any of its Subsidiaries; provided that at the time of the incurrence thereof and after giving pro forma effect (including the pro forma application of the net proceeds therefrom) thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xii) (when aggregated with the aggregate amount of refinancing Indebtedness incurred pursuant to clause (v) in respect of such Indebtedness then outstanding) shall not exceed (except as contemplated by clause (v)), $100.0 million.

“Permitted Interest Rate Protection Agreements” means, with respect to any Person, Interest Rate Protection Agreements entered into in the ordinary course of business by such Person that are designed to protect such Person against fluctuations in interest rates with respect to Permitted Indebtedness and that have a notional amount no greater than the payment due with respect to Permitted Indebtedness hedged thereby.

“Permitted Liens” has the meaning set forth in the Silver Lake First Lien Notes Indenture.

“Permitted Receivables Financing” means receivables securitizations or other receivables financings (including any factoring program) that are non-recourse to the Company and the Restricted Subsidiaries (except for (a) recourse to any Foreign Subsidiaries that own the assets underlying such financing (or have sold such assets in connection with such financing), (b) any customary limited recourse or, to the extent applicable only to an entity other than the Company or any Guarantor, that is customary in the relevant local market, (c) any performance undertaking or guarantee, to the extent applicable only to an entity other than the Company or any Guarantor, that is customary in the relevant local market, and (d) an unsecured parent guarantee by the Company or a Restricted Subsidiary that is a parent company of a Foreign Subsidiary of obligations of Foreign Subsidiaries, and, in each case, reasonable extensions thereof); provided that, with respect to Permitted Receivables Financings incurred in the form of a factoring program, the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Test Period.

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than a Company or a Restricted Subsidiary).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

23

“Physical Security” means permanent certificated Securities in registered non-global form issued in denominations of $1,000 principal amount and integral multiples in excess thereof.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing and any other subsidiary (other than any Guarantor) involved in a Permitted Receivables Financing which is not permitted by the terms of such Permitted Receivables Financing to guarantee the Obligations or provide Collateral.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means, the September 1 or March 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business (which may consist of securities of a Person, including the Equity Interests of any Subsidiary).

“Relevant Stock Exchange” means The New York Stock Exchange or, if the Common Stock (or other security for which the Closing Sale Price must be determined) is not then listed on The New York Stock Exchange, the principal other U.S. national securities exchange or market on which the Common Stock (or such other security) is then listed.

“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

24

“Restricted Global Security” means a Global Security that bears the Security Private Placement Legend.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule. None of the Securities issued on the Issue Date shall be Restricted Securities as of the Issue Date.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Company or any other Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on Relevant Stock Exchange. If the Common Stock is not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Second Lien Notes” means the Company’ 10%/12% cash/PIK toggle second lien secured notes due 2026 to be issued on the Issue Date in the original principal amount of up to $1.66 billion.

“Second Lien Notes Collateral Agent” means the collateral agent for holders of the Second Lien Notes, together with its successors and permitted assigns.

“Secured Notes Obligations” means Obligations in respect of the Securities, this Indenture, the Guarantees and the Security Documents relating to the Securities.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Notes Collateral Agent.

“Security Documents” means, collectively, the Security Agreement, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each for the benefit of the Notes Collateral Agent, as amended, amended and restated, modified, renewed, replaced or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

25

“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.

“Senior Credit Facilities” means the revolving credit facility and the term loan facilities under that certain Credit Agreement, dated April 30, 2013, and as amended on December 11, 2015, November 8, 2016, May 9, 2017, June 13, 2017, August 14, 2018, April 22, 2019, April 23, 2020 and July 31, 2020, among the Company, the lenders and issuers party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof; provided that for so long as the beneficial owner of SL Securities on the Issue Date or its affiliates (collectively, the “Beneficial Owner”) beneficially own a majority in aggregate principal amount of the Securities, without the written consent of such Beneficial Owner, there shall be no (i) increase in the amount of Indebtedness that may be borrowed under the Senior Credit Facilities as in effect on the Issue Date, (ii) creation of liens with higher or lower priority than liens existing on the Issue Date, (iii) creation of a “last-out” tranche or other issuance of debt that is higher or lower in right of payment than Indebtedness existing under the Senior Credit Facilities on the Issue Date or subject to turnover provisions, (iv) amendments or waivers with respect to Section 6.02 (Liens), 6.04 (Investments, Loans Advances, Guarantees and Acquisitions), 6.05 (Asset Sales) and 6.08 (Restricted Payments; Certain Payments of Indebtedness) of the Credit Agreement or which would permit any action that would not otherwise be permitted by any of such sections; provided that any amendment to such sections of the Credit Agreement that would have the effect of making the listed covenants no less favorable to the Holders than the covenants that were in effect prior to the amendment to the Credit Agreement, dated as of July 31, 2020, shall be permitted without the consent of the Beneficial Owner or (v) similar items that adversely affect the Holders; it being understood that the aggregate principal amount outstanding permitted under the Senior Credit Facilities shall be the principal amount outstanding under the Senior Credit Facilities on Issue Date, assuming the revolving portion of the Senior Credit Facilities is drawn in full on the Issue Date, (plus any increase relating to unpaid accrued interest and premium plus other amounts paid, and fees and expenses incurred, in connection with any such extension, revision, increase, refinancing, renewal, refunding, restructuring or replacement).

“Senior Indebtedness” means:

(1)            all Indebtedness of the Company or any Guarantor outstanding under the Senior Credit Facilities, the Existing First Lien Notes, the Silver Lake First Lien Notes, the New First Lien Notes and the Securities (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

26

(2)            (a) all Swap Obligations (and all guarantees thereof) and (b) Cash Management Obligations (and guarantees thereof); provided that such Swap Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3)           any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes; and

(4)            all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

(a)            any obligation of such Person to the Company or any of its Subsidiaries;

(b)            any liability for federal, state, local or other taxes owed or owing by such Person;

(c)            any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)            any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(e)            that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Silver Lake First Lien Notes” means the Company’s 10.500% first lien secured notes due 2026 issued on the Issue Date to affiliates of Silver Lake in the original principal amount of up to $100.0 million.

“Silver Lake First Lien Notes Collateral Agent” means the collateral agent for holders of the Silver Lake First Lien Notes, together with its successors and permitted assigns.

27

“Silver Lake First Lien Notes Indenture” means the Indenture dated as of Issue Date, pursuant to which the Silver Lake First Lien Notes were issued, between the Company, the guarantors party thereto and U.S. Bank National Association, as the initial trustee and collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

“Silver Lake First Lien Notes Obligations” means Obligations in respect of the Silver Lake First Lien Notes, the Silver Lake First Lien Notes Indenture, the subsidiary guarantees and the security documents relating to the Silver Lake First Lien Notes.

“Similar Business” means any business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“SL Global Securities” means the Global Securities issued and authenticated on the Issue Date with an initial balance of $450,000,000 and identified by the CUSIP and ISIN numbers set forth in Section 2.13.

“SL Securities” means the SL Global Securities issued and authenticated on the Issue Date and the Physical Securities issued and authenticated on the Issue Date or any Physical Securities or temporary Securities issued in exchange for the SL Global Securities.

“Special Purpose Entity” means a direct or indirect subsidiary of the Company, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Company and/or one or more Subsidiaries of the Company.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice (or deemed specified pursuant to this Indenture) related to any converted Securities (or portion thereof).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Subsidiary” means, with respect to any Person, (a) any other Person of which fifty percent (50%) or more of the total equity interests or the voting securities or other voting interests are owned or controlled, or the ability to select or elect fifty percent (50%) or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries, or (b) any other Person of which such Person or any Subsidiary of such Person is a managing member or general partner.

“Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity into which the Securities are then convertible) is not listed for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

28

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 4.03(a); provided that prior to the first date financial statements have been delivered pursuant to Section 4.03(a), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Company ended March 31, 2020.

“TIA” means the Trust Indenture Act of 1939, as amended and in effect from time to time.

“Trading Day” means a day on which (i) there is no Market Disruption Event, (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange or, if the Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded, and (iii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Note Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Global Security” means a Global Security that does not bear the Security Private Placement Legend.

“Unrestricted Subsidiary” means each of Centertainment Development, Inc., a Delaware corporation, and AMC Theatres of UK Limited and each of their respective Subsidiaries.

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Wanda” shall mean Dalian Wanda Group Co., Ltd.

29

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all of the Capital Stock (other than directors’ qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Time” means the time the beneficial owners of the SL Securities are notified by the Company in writing of the Blackout Period and withdrawal of the redemption notice with respect to the SL Securities in accordance with the Investment Agreement.

Section 1.02.      Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10(b)
“Advance Offer”	4.10(c)
“Advance Portion”	4.10(c)
“Applicable Price”	10.14(d)
“Asset Sale Offer”	4.10(c)
“Asset Sale Proceeds Application Period”	4.10(b)
“Authorized Officers”	15.01(c)
“Blackout Period”	13.01(c)
“Cash Settlement”	10.02(a)
“CERCLA”	15.08
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution”	10.06(c)
“Combination Settlement”	10.02(a)
“Commitment Application Period”	4.10(b)
“Common Stock Private Placement Legend”	2.17(b)
“Consolidated Debt”	4.07
“Consolidated Debt Ratio”	4.07
“Consolidated EBITDA”	4.07
“Conversion Agent”	2.03
“Conversion Obligation”	10.01(a)
“Distributed Property”	10.06(c)
“dividend threshold”	10.06(d)
“Effective Date”	10.14(a)
“effective date”	10.06(k)
“Electronic Means”	14.01(b)
“Event of Default”	6.01
“Excess Proceeds”	4.10(b)
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Security”	2.01
“Incur”	4.07

30

Term	Defined in Section
“Indebtedness”	4.07
“Instructions”	16.01(c)
“IRR”	13.01(b)
“IRR Redemption Price”	13.01(b)
“Make-Whole Applicable Increase”	10.14(b)
“Make-Whole Conversion Period”	10.14(a)
“Merger Event”	10.11
“Offer Amount”	13.07(b)
“Offer Period”	13.07(b)
“Open Period”	13.01(c)
“Original Indenture”	Preamble
“Original Securities”	Preamble
“Par Redemption Price”	13.01
“Parent Guarantor”	4.08
“Pari Passu Indebtedness”	4.10(c)
“Participants”	2.15
“Paying Agent”	2.03
“Physical Settlement”	10.02(a)
“Redemption Date”	13.01(d)
“Redemption Price”	13.01(b)
“Reference Property”	10.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.01(a)
“Security Document Order”	15.08
“Securities”	Preamble
“Settlement Amount”	10.02(a)(iv)
“Settlement Notice”	10.02(a)(iii)
“SL Settlement Notice”	10.02(a)(v)
“Specified Return Requirement”	13.01(b)
“Spin-Off”	10.06(c)
“Theatre Completion”	4.07
“Trigger Event”	10.06(c)
“Valuation Period”	10.06(c)
“Voting Stock”	1.01 (Definition of “Change in Control”)

Section 1.03.      Rules of Construction. Unless the context otherwise requires:

(i)            a term has the meaning assigned to it;

(ii)          an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

31

(iii)	“or” is not exclusive;

(iv)	“including” means “including without limitation;”

(v)	words in the singular include the plural and in the plural include the singular;

(vi)	provisions apply to successive events and transactions;

(vii)         the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(viii)        “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

(ix)           references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise; and

(x)            any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

Section 1.04.      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Securities and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined. Notwithstanding any other provision in this Indenture, no obligation or requirement under the Trust Indenture Act shall be applicable to the Company or any Guarantor.

32

Article 2
The Securities

Section 2.01.      Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form acceptable to the Company. Each Security shall be dated the date of its authentication.

$450,000,000 in aggregate principal amount of the SL Securities shall initially be issued in the form of Global Securities and $150,000,000 in aggregate principal amount of the SL Securities shall initially be issued in the form of Physical Securities in each case, if applicable, bearing any legends required by Section 2.17. Physical Securities may be issued in exchange for Global Securities pursuant to Section 2.15. Physical Securities may be issued in exchange for interests in a Global Security solely pursuant to Section 2.06.

So long as the Securities, or portion thereof, are eligible for book-entry settlement with the Depository, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depository or the nominee of the Depository (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with this Indenture and the Applicable Procedures.

(a)            Initial Securities. $450,000,000 in aggregate principal amount of the SL Securities shall initially be issued in the form of Global Securities and $150,000,000 in aggregate principal amount of the SL Securities shall initially be issued in the form of Physical Securities in each case, if applicable, bearing any legends required by Section 2.17. Physical Securities may be issued in exchange for Global Securities solely pursuant to Section 2.15. Physical Securities may be exchanged for interests in a Global Security pursuant to Section 2.06.

(b)        Global Securities Generally. Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) shall be made to the Depository in immediately available funds. The Company initially appoints the Trustee to act as the Depository’s custodian with respect to the Global Securities. The Company has entered into a letter of representations with the Depository in the form provided by the Depository and the Trustee and each Securities Agent are hereby authorized to act in accordance with such letter and the Applicable Procedures.

33

Section 2.02.      Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $600,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $600,000,000, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07.

The Company may not, without the consent of Holders of 100% in aggregate principal amount of the outstanding Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future (except for Securities authenticated and delivered upon registration of transfer or exchange for or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.10, 2.15, 2.16, 2.17, 3.01(h), 10.02(f) and 13.06).

Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 principal amount and any integral multiple thereof.

34

Section 2.03.      Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall use reasonable best efforts to enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture, if any. Such agency agreement, if any, shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain an entity other than the Trustee as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.04.      Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default. Upon an Event of Default pursuant to Section 6.01(i), Section 6.01(j) or Section 6.01(k), the Trustee shall automatically be the Paying Agent.

Section 2.05.      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.

35

Section 2.06.      Transfer and Exchange.

(a)            Generally. Subject to Section 2.15 and Section 2.16, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of such transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer or exchange of any Security for which a Repurchase Notice or notice of redemption pursuant to Article 13 has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price or the Redemption Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice or notice of redemption.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company and the Trustee may require payment of a sum sufficient to cover any documentary, stamp, issue or transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.02, in each case, not involving any transfer.

(b)         Exchanges of Physical Securities for Beneficial Interests in Global Securities. A Holder may request a transfer or exchange of a Physical Security for a beneficial interest in a Global Security and the Company shall use commercially reasonable efforts to cause the Physical Securities to be eligible for book-entry settlement with the Depository, if upon such transfer or exchange such interest could be held in a Global Security. A holder may transfer or exchange a Physical Security for a beneficial interest in a Global Security by (i) surrendering such Physical Security for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02; (ii) if such Physical Security is a Restricted Security, delivering any documentation required by Section 2.16; (iii) complying with Section 2.16(e), if applicable; (iv) satisfying all other requirements for such transfer set forth in this Section 2.06 and Section 2.15; and (v) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, which instructions will contain information regarding the Depository account to be credited with such increase. Upon the satisfaction of conditions (i), (ii), (iii), (iv) and (v), as applicable, the Trustee will cancel such Physical Security and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of such Physical Security, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Security. If no Global Securities are then outstanding, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company order and in accordance with Section 2.02, will authenticate, a new Global Security in the appropriate aggregate principal amount.

36

Section 2.07.      Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee (with respect to the Trustee) and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08.      Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date, Redemption Date or the Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price, Redemption Price or principal amount (plus accrued and unpaid interest, if any), as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date, Redemption Date or the Maturity Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase Date, Redemption Date or the Maturity Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, Redemption Price, principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price, Redemption Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest in accordance with this Indenture. For the avoidance of doubt, any Securities that are not submitted by a Holder for a Repurchase Upon Fundamental Change, and subsequently repurchased, pursuant to Section 3.01 shall remain outstanding.

37

If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding solely for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).

Section 2.09.      Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. Notwithstanding Section 316(a)(1) of the TIA (which, for the avoidance of doubt, shall not apply to this Indenture until this Indenture is qualified under the TIA) or anything herein to the contrary, to the fullest extent permitted by law, no SL Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture, the Securities and any direction, waiver or consent with respect thereto.

Section 2.10.      Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

38

Section 2.11.      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities.

Section 2.12.      Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall send to Holders and the Trustee a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

Section 2.13.      Cusip Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

On the Issue Date, the Securities shall initially bear the CUSIP and ISIN numbers set forth in the following sentence. The CUSIP and ISIN numbers for the SL Global Securities that are Unrestricted Global Securities shall be 00165CAW4 and US00165CAW47, respectively; and the CUSIP and ISIN numbers for Unrestricted Global Securities other than SL Global Securities shall be 00165CAV6 and US00165CAV63, respectively.

Section 2.14.      Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date or Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date or Redemption Date, as the case may be.

If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or Redemption Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date or such Fundamental Change Repurchase Date or Redemption Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

39

Section 2.15.      Book-Entry Provisions for Global Securities.

(a)            Global Securities initially shall (i) be registered in the name of the Depository, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depository, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository (or its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever; provided, however, that each SL Security that is a Global Security shall be subject to the rights under Section 9.02, Section 10.02(c) and Section 13.01 of the beneficial owners of such SL Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Securities Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)         Except as otherwise set forth in this Section 2.15 or Section 2.16, transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depository, in exchange for its beneficial interest in the Global Securities if (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as depository for any Global Security, or the Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner (via the Depository) of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar (via the Depository) will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.

40

(c)            The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as, to the extent applicable, the other provisions of this Section 2.15(c) that follow:

(i)            Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security (or a Restricted Global Security with the same CUSIP number) in accordance with the transfer restrictions set forth in the Security Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this clause (i).

(ii)         All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of a beneficial interest in a Global Security that are not addressed by Section 2.15(c)(i), there must be delivered (A) such instruction or order from a Participant or an Indirect Participant to the Depository, as may be required by the Applicable Procedures, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in a Global Security contained in this Indenture, the Trustee shall adjust the principal amount of the Global Securities pursuant to Section 2.15(d).

(iii)     Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit E; or

(B)            if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D;

41

and, in each such case set forth in this clause (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that no registration under the Securities Act is required in connection with such exchange or transfer of beneficial interests to the relevant Person or in connection with any re-sales of the beneficial interests in the Unrestricted Global Security that are beneficially owned by such Person on the date of such opinion.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(iv)            Transfer and Exchange of Beneficial Interests in one Restricted Global Security for Beneficial Interests in another Restricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends if the exchange or transfer complies with the requirements of this Section 2.15(c) and the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such Holder substantially in the form of Exhibit E; or

(B)            if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Restricted Global Security with a different CUSIP or different legends, a certificate from such holder in the form of Exhibit D.

Notwithstanding the foregoing or anything to the contrary provided herein, a holder of a beneficial interest in a Security that is not an SL Security may not exchange or transfer such beneficial interest for a beneficial interest in an SL Security.

(d)            At such time as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

42

(e)            In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(f)            Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall bear the same legend(s), if any, from Exhibit B that are borne by the relevant Global Security, except to the extent the requirements of Section 2.15(c)(iii) or Section 2.15(c)(iv) are satisfied with respect to the removal or addition of any legend, mutatis mutandis for the fact that a Physical Security is being issued rather than a beneficial interest in a Global Security.

(g)           The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(h)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)            Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depository.

(j)            No service charge shall be made to or by a holder of a beneficial interest in a Global Security or to or by a Holder of a Physical Security for any registration of transfer or exchange.

(k)            All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall evidence the same debt of the Company and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

(l)            Prior to due presentment for the registration of a transfer of any Security, the Trustee and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and, subject to Section 2.09, for all other purposes, and neither of the Trustee or the Company shall be affected by notice to the contrary.

43

(m)            Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like aggregate principal amount.

(n)            At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Physical Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and send, the replacement Global Securities and Physical Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(o)            Neither the Trustee nor any Securities Agent shall have any responsibility or obligation to any beneficial owner of an interest in the Global Securities, an agent member of, or a participant in, the Depository or other person with respect to the accuracy of the records of the Depository or its nominees or of any Participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any Participant, agent member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. The rights of beneficial owners in any Global Securities shall be exercised only through the Depository, subject to its applicable rules and procedures. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its agent members, Participants and any beneficial owners.

Section 2.16.      Special Transfer Provisions.

(a)            Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(b)            Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee in writing otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company to the effect that no registration under the Securities Act is required in connection with such transfer, exchange or replacement of such Securities in connection with any re-sales of such Securities on the date of such opinion or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto.

44

(c)            By its acceptance of any Security or any Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary document retention policies. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d)          The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option, surrender to the Trustee for cancellation any Securities the Company purchases in this manner. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

(e)         Any Physical Securities that are purchased or owned by the Company, any Subsidiary of the Company or any other Affiliate of the Company or its Subsidiaries may not be resold by the Company, such Subsidiary or such Affiliate in a transaction in which the transferee takes its interest in the form of a beneficial interest in a Global Security unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being Restricted Securities.

Section 2.17.      Restrictive Legends.

(a)            [Reserved].

(b)            [Reserved].

(c)            Each Global Security shall bear the legend as set forth in Exhibit B.

45

Article 3
Repurchase upon a fundamental change

Section 3.01.      Repurchase at Option of Holder Upon a Fundamental Change.

(a)            If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or any portion thereof that is equal to $1,000 in principal amount or integral multiples of $1,000 in excess thereof), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) Business Days, and no earlier than twenty (20) Business Days (or as such period may be extended pursuant to Section 3.01(j)), after the date the Fundamental Change Notice is sent in accordance with Section 3.01(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portion thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction of the following conditions:

(i)            delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A)            the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;

(B)            the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)            that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and

(ii)            delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised, if such Securities are Physical Securities, or book-entry transfer of the Securities, if the Securities are Global Securities, in compliance with the Applicable Procedures;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest.

If such Securities are held in book-entry form through the Depository, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the second immediately succeeding paragraph shall comply with the Applicable Procedures.

46

Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Repurchase Upon Fundamental Change, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(b)            On or before the 20th Business Day after the consummation of a Fundamental Change, the Company shall send, or cause to be sent, to all Holders of the Securities in accordance with Section 16.01 a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notice is delivered to the Holders. Each Fundamental Change Notice shall state:

(i)            the events causing the Fundamental Change;

(ii)           the date of the Fundamental Change;

(iii)          the Fundamental Change Repurchase Date;

(iv)          the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v)           the Fundamental Change Repurchase Price;

(vi)          the names and addresses of the Paying Agent and the Conversion Agent;

(vii)         the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)        that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);

(ix)           that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

47

(x)           that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, delivered in the same manner as the related Repurchase Notice was delivered and setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn (if such Securities are Physical Securities) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

(xi)        the Conversion Rate and, if applicable, any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii)       that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and

(xiii)      the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall send such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c)            Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements.

48

(d)            The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall, promptly after delivering the Fundamental Change Repurchase Price to Holders entitled thereto and upon written demand by the Company, return to the Company as soon as practicable, any money in excess of the Fundamental Change Repurchase Price.

(e)            Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f)            Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

(g)            If any Security shall not be paid on the Fundamental Change Repurchase Date upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.

(h)            Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a notarization or medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

49

(i)            Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j)            In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent required (i) comply with the provisions of Rule 13e-4, Rule 14e-1, Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to repurchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.

Article 4
Covenants

Section 4.01.      Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depository or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account within the United States as specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar. Interest will be computed on the basis of a 360-day year of twelve 30-day months. With respect to principal payments, presentation and surrender of Securities is required prior to final payment.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 4.02.      Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to be maintained, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

50

The Company will maintain, or cause to be maintained, an office or agency where notices and demands to or upon the Company and the Guarantors in respect of the Securities, the Guarantees and this Indenture (other than the type contemplated by Section 16.09(c)) may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States (and, notwithstanding the final sentence of this Section 4.02, shall initially be at such office until the Company notifies the Trustee otherwise).

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

Section 4.03.      Reports.

(a)            The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). In addition, while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective investors, upon request, the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.

(b)            Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c)            The Trustee shall have no obligation or duty to determine or monitor whether the Company has delivered reports in accordance with this Section 4.03.

51

Section 4.04.      Compliance Certificate. The Company and each Guarantor shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2020, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and the Guarantors and the performance of their obligations under this Indenture and the Securities and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if a Default or Event of Default then exists, specifying such event, status and the remedial action proposed to be taken by the Company and each Guarantor with respect to such Default or Event of Default.

Section 4.05.      Stay, Extension and Usury Laws. Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and each of the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.      Notice of Default. Within 30 days of the Company’s becoming aware of the occurrence of any Default or Event of Default, the Company shall give written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

Section 4.07.      Limitation on Additional Indebtedness.

(a)            The Company shall not, and shall cause all of its Subsidiaries not to, Incur any Indebtedness unless after giving effect to such event on a pro forma basis (including the pro forma application of the net proceeds therefrom), the Company’s Consolidated Debt Ratio for the four full fiscal quarters immediately preceding such event for which internal financial statements are available, taken as one period is less than or equal to 6.00 to 1.00 (such condition not being applicable to the Incurrence of Permitted Indebtedness); provided that the Company shall not, and shall cause all of its Subsidiaries not to, Incur any Indebtedness under this paragraph to refinance or replace the Senior Credit Facilities.

(b)            Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness created or arising under any conditional sale or other title retention agreement will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, however, that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.07.

“Consolidated Debt” of any Person means, as of a date of determination, the aggregate principal amount of all outstanding Indebtedness of the such Person and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, and assuming that any revolving credit facility was then fully drawn.

52

“Consolidated Debt Ratio” of any Person means, as of a date of determination and for any period, the ratio of (i) the Consolidated Debt of such Person as of such date of determination, to (ii) the Consolidated EBITDA of such Person for such period.

“Consolidated EBITDA” has the meaning set forth in the Indenture for the 2027 Notes; provided that for purposes of this definition, all transactions involving the acquisition of any Person or motion picture theatre by another Person shall be accounted for on a “pooling of interests” basis and not as a purchase; provided, further, that with respect to any references of Consolidated EBITDA in either Section 4.10 hereof or in the definition of “Asset Sale;” Consolidated EBITDA shall have the meaning set forth in the Silver Lake First Lien Notes Indenture; provided, further, that, solely with respect to calculations of the Consolidated Debt Ratio:

(i)          Consolidated EBITDA shall include the effects of incremental contributions the Company reasonably believes in good faith could have been achieved during the relevant period as a result of a motion picture theatre or screen which was first opened for business by the Company or a Subsidiary during the applicable period (a “Theatre Completion”) had such Theatre Completion occurred as of the beginning of the relevant period; provided, however, that such incremental contributions were identified and quantified in good faith in an Officers’ Certificate delivered to the Trustee at the time of any calculation of the Consolidated Debt Ratio;

(ii)         Consolidated EBITDA shall be calculated on a pro forma basis after giving effect to any motion picture theatre or screen that was permanently or indefinitely closed for business at any time on or subsequent to the first day of such period as if such theatre or screen was closed for the entire period; and

(iii)        all preopening expense and theatre closure expense which reduced/(increased) Consolidated Net Income (Loss) (as defined in the Indenture for the 2027 Notes) during any applicable period shall be added to Consolidated EBITDA.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with this Section 4.07, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at stated maturity.

53

“Indebtedness” has the meaning set forth in the Indenture for the 2027 Notes. For the avoidance of doubt any obligations under any operating leases (as determined under GAAP as in effect on December 31, 2018) shall not be included as Indebtedness.

“Indenture for the 2027 Notes” means the indenture, dated as of March 17, 2017, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, pursuant to which the Company issued its 6.125% Senior Subordinated Notes due 2027, as amended and in effect on September 14, 2018.

Section 4.08.      Limitation on Liens. The Company will not and will not permit any Guarantor to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing any Existing Senior Subordinated Notes or any guarantees thereof, or any renewal, extension, refinancing or refunding of the foregoing, including successive renewals, extensions, refinancings and refundings, upon any of their property or assets (including Capital Stock of Subsidiaries of the Company or of any Parent Guarantor), now owned or hereafter acquired, unless contemporaneously with the incurrence of such Lien effective provision (which shall be on terms acceptable to the Holders of a majority in aggregate principal amount of the then outstanding SL Securities, such consent not to be unreasonably withheld, conditioned or delayed) is made to secure the Obligations due under this Indenture and the Securities or, in respect of any Lien on any Guarantor’s property or assets, the Indenture and any Guarantee of such Guarantor, and on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien.

Any Lien created for the benefit of Holders of the Securities pursuant to this Section 4.08 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens securing the Existing Senior Subordinated Notes described in the preceding paragraph.

Section 4.09.      Additional Guarantees. After the Issue Date, the Company will cause (i) each Subsidiary which guarantees obligations of the Company or any Guarantor under the Senior Credit Facilities, the Existing First Lien Notes, the New First Lien Notes, the Silver Lake First Lien Notes, the Second Lien Notes, the Existing Senior Subordinated Notes or any other Indebtedness, within 30 days of the date of such Subsidiary’s guarantee of such other Indebtedness, and (ii) the issuer of any Reference Property upon consummation of a Merger Event (a “Parent Guarantor”) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor or issuer will unconditionally guarantee (subject to release as described below), on a joint and several basis, the full and prompt payment of the principal of, premium, if any, interest, if any, on the Securities on a senior secured basis. Such Guarantor or issuer will also execute and deliver joinders to the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and applicable Security Documents or new intercreditor agreements and security documents, together with any filings and agreement to the extent required by the Security Documents to create or perfect the security interests for the benefit of the Holders in the Collateral within the time periods referenced in the immediately preceding sentence. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary or issuer of any Reference Property without rendering the Guarantee as it relates to such Subsidiary or issuer of any Reference Property, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, if a Guarantor is released and discharged in full from its obligations under its Guarantees of (a) the Senior Credit Facilities and related documentation and (b) all other Indebtedness of the Company and its Subsidiaries, then the Guarantee of such Guarantor shall be automatically and unconditionally released and discharged.

54

Section 4.10.      Asset Sales.

(a)            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale (including (x) the sale or issuance of Equity Interests in a Restricted Subsidiary and (y) any Sale Leaseback) unless:

(1)            such Asset Sale is made for Fair Market Value; and

(2)            except in the case of a Permitted Asset Swap, a Sale Leaseback or the Disposition of a Multiplex theatre, in any such Asset Sale with a purchase price in excess of the greater of (x) $50,000,000 and (y) 5% of Consolidated EBITDA for the most recently ended Test Period, at least 75% of the consideration for such Asset Sale, together with all other Asset Sales completed or contractually agreed upon since the Issue Date, received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

(b)            Within 450 days after receipt of any Net Proceeds from any Asset Sale (the “Asset Sale Proceeds Application Period”), the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale (the “Applicable Proceeds”)

(1)            to the extent the assets or property disposed of in the Asset Sale constituted Collateral, to repay (i) Obligations under the Senior Credit Facilities, (ii) Obligations under the Existing First Lien Notes, (iii) Obligations under the New First Lien Notes, (iv) Obligations under the Silver Lake First Lien Notes, (v) Obligations under the Securities or (vi) any Additional First Lien Obligations and in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that the Company or such Restricted Subsidiary will either (A) reduce the aggregate principal amount of Obligations under the Securities on a ratable basis with any such First Lien Obligations repaid pursuant to this clause (1) by purchasing Securities through open-market purchases or in privately negotiated transactions (which may be below par) and/or (B) make an offer (in accordance with the provisions set forth below for an Asset Sale Offer) to all Holders to purchase their Securities on a ratable basis with any First Lien Obligations repaid pursuant to this clause (1) for no less than 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, thereon (which offer shall be deemed to be an Asset Sale Offer for purposes hereof).

55

(2)            to the extent the assets or property disposed of in the Asset Sale did not constitute Collateral:

(i)            to repay (u) Obligations under the Senior Credit Facilities, (v) Obligations under the Existing First Lien Notes, (w) Obligations under the Silver Lake First Lien Notes, (x) Obligations under the New First Lien Notes, (y) Obligations under the Securities or (z) any Additional First Lien Obligations and, in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that the Company or such Restricted Subsidiary will either (A) reduce the aggregate principal amount of Obligations under the Securities on a ratable basis with any such First Lien Obligations repaid pursuant to this clause (2)(i) by purchasing Securities through open-market purchases or in privately negotiated transactions (which may be below par) and/or (B) make an offer (in accordance with the provisions set forth below for an Asset Sale Offer) to all Holders to purchase their Securities on a ratable basis with any First Lien Obligations repaid pursuant to this clause (2)(i) for no less than 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, thereon (which offer shall be deemed to be an Asset Sale Offer for purposes hereof); or

(ii)            to repay Obligations under any Senior Indebtedness (other than any Senior Indebtedness referred to in clause (2)(i) above) and in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that the Company or such Restricted Subsidiary will either (A) reduce the aggregate principal amount of Obligations under the Securities on a ratable basis with any such Senior Indebtedness repaid pursuant to this clause (2)(ii) by purchasing Securities through open-market purchases or in privately negotiated transactions (which may be below par) and/or (B) make an offer (in accordance with the provisions set forth below for an Asset Sale Offer) to all Holders to purchase their Securities on a ratable basis with any Senior repaid pursuant to this clause (2)(ii) for no less than 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, thereon (which offer shall be deemed to be an Asset Sale Offer for purposes hereof);

(3)            to invest in the business of the Company and its Subsidiaries (including any acquisition or other Investment permitted under this Indenture); or

56

(4)            any combination of the foregoing;

(c)            provided that, in the case of clause (3) above, a binding commitment or letter of intent shall be treated as a permitted application of the Applicable Proceeds from the date of such commitment or letter of intent so long as the Company or such Restricted Subsidiary enters into such commitment or letter of intent with the good faith expectation that such Applicable Proceeds will be applied to satisfy such commitment or letter of intent within 180 days of the expiration of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Applicable Proceeds are actually applied in such manner within 180 days of the expiration of the Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “Commitment Application Period”), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason after the expiration of the Asset Sale Proceeds Application Period and before the Applicable Proceeds are applied in connection therewith, then such Applicable Proceeds shall constitute Excess Proceeds unless the Company or such Restricted Subsidiary reasonably expects to enter into another Acceptable Commitment prior to the expiration of the Asset Sale Proceeds Application Period and such Applicable Proceeds are actually applied in such manner prior to the expiration of the Commitment Application Period. To the extent Applicable Proceeds from an Asset Sale exceed amounts that are invested or applied as provided and within the time period set forth in Section 4.10(b), such excess amount will be deemed to constitute “Excess Proceeds”; provided that any amount of Applicable Proceeds offered to Holders of any Securities pursuant to clauses (1) or (2) above shall not be deemed to be Excess Proceeds without regard to whether such offer is accepted by any Holders.If at any time the aggregate amount of Excess Proceeds exceeds $100.0 million, then the Company shall within 20 Business Days make an offer to all Holders and, if required or permitted by the terms of any other First Lien Obligations and/or, to the extent that the assets or property disposed of in the Asset Sale were not Collateral, Indebtedness that is pari passu in right of payment with the Securities (“Pari Passu Indebtedness”), to the Holders of such First Lien Obligations and/or Pari Passu Indebtedness, as applicable (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Securities and such First Lien Obligations and/or Pari Passu Indebtedness, as applicable, out of the amount of the Excess Proceeds (in the case of any First Lien Obligations and/or Pari Passu Indebtedness, if applicable, in accordance with the documents governing such First Lien Obligations and/or Pari Passu Indebtedness). The Company shall commence an Asset Sale Offer by sending the notice required pursuant to the terms of Section 13.07. The Company may satisfy the foregoing obligation with respect to such Applicable Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by this Indenture (an “Advance Offer”) with respect to all or part of the available Applicable Proceeds (the “Advance Portion”).

(d)            If the aggregate principal amount (or accreted value, as applicable) of Securities and, if applicable, First Lien Obligations and/or Pari Passu Indebtedness, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Company may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by this Indenture. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.

57

(e)            Pending the final application of an amount equal to the Applicable Proceeds pursuant to this Section 4.10, the holder of such Applicable Proceeds may apply any Applicable Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility (including under the Senior Credit Facilities) or otherwise invest such Applicable Proceeds in any manner not prohibited by this Indenture. For the avoidance of doubt, the Company may apply any Retained Declined Proceeds in any manner not prohibited by this Indenture and such Retained Declined Proceeds shall in no event and under no circumstances constitute Excess Proceeds.

(f)            Notwithstanding anything in this Indenture to the contrary, (i) to the extent that any of or all the Applicable Proceeds received by a Foreign Subsidiary are prohibited or delayed under any Requirements of Law from being repatriated to the Company, the portion of such Applicable Proceeds so affected will not be required to be applied in compliance with this Section 4.10 and shall not constitute Excess Proceeds and may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Requirement of Law will not permit repatriation to the Company (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable Requirement of Law, such repatriation will be promptly effected and such repatriated Applicable Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this Section 4.10, and (ii) to the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Applicable Proceeds would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), the Applicable Proceeds so affected will not be required to be applied in compliance with this Section 4.10 and shall not constitute Excess Proceeds and may be retained by the applicable Foreign Subsidiary; provided that when the Company determines in good faith that repatriation of any of or all the Applicable Proceeds received by a Foreign Subsidiary would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such Applicable Proceeds shall be promptly applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this Section 4.10.

(g)            For purposes of clause (a)(2) of this Section 4.10 (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(1)            the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Company (or a Parent Entity) provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Company (or Parent Entity) or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Secured Notes Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Company or such Restricted Subsidiary from such liabilities;

58

(2)            any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale; and

(3)            any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of 5% of Consolidated Total Assets for the most recently ended Test Period as of the time of receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(h)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer or an Advance Offer. To the extent that the provisions of any securities laws or regulations conflict with the asset sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the asset sale provisions of this Indenture by virtue of such compliance.

(i)            The provisions of this Indenture relating to the Company’s obligation to make an offer to repurchase the Securities as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Securities and/or the Guarantees so long as the tender of the Securities by a Holder is not conditioned upon the delivery of consents by such Holder.

Section 4.11.      After-Acquired Collateral. From and after the Issue Date, and subject to the applicable limitations and exceptions set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if the Company or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations, the Company and each of the Guarantors shall concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon any such Collateral, as security for the Secured Notes Obligations.

59

Article 5
Successors

Section 5.01.      When Company May Merge, Etc. Subject to Section 5.02, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than one or more Subsidiaries of the Company (it being understood that this Article 5 shall not apply to a sale, transfer, lease, conveyance or other disposition of property or assets between or among the Company and its Subsidiaries)), whether in a single transaction or series of related transactions, unless each of the following is satisfied: (i)(x) the Company is the continuing Person or (y) such other Person is organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, such other Person assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and following such transaction or series of related transactions the Reference Property does not include interests in an entity that is a partnership for U.S. federal income tax purposes, (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing under this Indenture, (iii) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the surviving entity if the Company is not the continuing corporation) will (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Debt Ratio set forth in Section 4.07(a) or (B) have a Consolidated Debt Ratio equal to or less than the Consolidated Debt Ratio immediately prior to such transaction and (iv) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(i)(y) and Section 14.03(b), as applicable, shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person other than the Company or one or more other Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, to another Person.

The Company shall deliver to the Trustee substantially concurrently with or prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and other statements of fact) stating that the proposed transaction and, if required, such supplemental indenture (if any) will, upon consummation of the proposed transaction, comply with the applicable provisions of this Indenture.

60

Section 5.02.      Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual payment of the Redemption Price due on a Redemption Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article 5, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5, except in the case of a lease, shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate. To the extent any assets of the Person who is merged, consolidated or amalgamated with or into the successor Person are assets of the type that would constitute Collateral under the Security Documents, the successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents;

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

61

Article 6
Defaults and Remedies

Section 6.01.      Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            default in the payment of the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, on a Redemption Date, upon acceleration or otherwise;

(b)            default in the payment of any interest on any Security when it becomes due, if such default continues for thirty (30) days after the date when due;

(c)            the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(d)            failure to (i) comply with the requirements of Article 5 or Section 14.03(b) or (ii) issue a Fundamental Change Notice in accordance with Section 3.01(b) when due.

(e)            failure to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(f)            (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company, any Significant Subsidiary or any Parent Guarantor, aggregating $50.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company, any Significant Subsidiary or any Parent Guarantor, aggregating $50.0 million or more, shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

(g)            any holder of any Indebtedness in excess of $50.0 million in the aggregate of the Company, any Significant Subsidiary or any Parent Guarantor shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Significant Subsidiary or any Parent Guarantor that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of the Company, any Significant Subsidiary or any Parent Guarantor pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company, any Significant Subsidiary or any Parent Guarantor or in accordance with applicable law;

(h)            one or more final judgments or orders shall be rendered against the Company, any Significant Subsidiary or any Parent Guarantor for the payment of money, either individually or in an aggregate amount, in excess of $50.0 million and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

62

(i)            the Company, any Significant Subsidiary or any Parent Guarantor, pursuant to, or under or within the meaning of, any Bankruptcy Law:

(i)          commences a voluntary case or proceeding;

(ii)         consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(iii)        consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)        makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(v)         files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

(vi)        consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian;

(j)            a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, any Significant Subsidiary or any Parent Guarantor, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(k)            a Custodian shall be appointed out of court with respect to the Company, any Significant Subsidiary or any Parent Guarantor, or with respect to all or any substantial part of the property of the Company, any Significant Subsidiary or any Parent Guarantor;

(l)            except as permitted by this Indenture, the Guarantee of any Significant Subsidiary or any Parent Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

(m)            (i) any Lien purported to be created under any Security Document (x) shall cease to be, or (y) shall be asserted by the Company or any Guarantor not to be, a valid and perfected Lien on any material portion of the Collateral, except (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) as a result of the failure of the Controlling Collateral Agent or Notes Collateral Agent to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (C) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; and (ii) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding;

(n)            any material provision of any Security Document or any Guarantee shall for any reason be asserted by the Company or any Guarantor not to be a legal, valid and binding obligation of the Company or such Guarantor other than as expressly permitted hereunder or thereunder; or

63

(o)            except as permitted by this Indenture, the Guarantee of any Guarantor shall cease to be in full force and effect.

A Default under clause (e) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 6.02.      Acceleration.

(a)            Subject to Section 6.02(b), if applicable, if an Event of Default (excluding an Event of Default specified in Section 6.01(i), Section 6.01(j) or Section 6.01(k)) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest on, all the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(i), Section 6.01(j) or Section 6.01(k) occurs, 100% of the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)            The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived (or are waived concurrently with such rescission or annulment) and (iii) all amounts due to the Trustee under Section 7.06 have been paid. Upon any such rescission or annulment, the Events of Default that were the subject of such acceleration shall cease to exist and deemed to have been cured for every purpose.

Section 6.03.      Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

64

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant hereto or any rescission and annulment pursuant hereto or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04.      Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may on behalf of all Holders of Securities, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (a) in the payment of the principal of, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price or the Redemption Price, as the case may be, (b) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (c) in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

(i)            all existing Defaults or Events of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii)            the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.

Section 6.05.      Control by Majority. Subject to the First Lien Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee or the Notes Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee or Notes Collateral Agent, as applicable, in personal liability unless the Trustee or Notes Collateral Agent, as applicable, is offered indemnity satisfactory to it; provided that the Trustee or Notes Collateral Agent, as applicable, may take any other action deemed proper by the Trustee or Notes Collateral Agent, as applicable, that is not inconsistent with such direction.

65

Section 6.06.      Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07 and subject to the First Lien Intercreditor Agreement, a Holder shall not have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a)            such Holder previously shall have given the Trustee written notice of a continuing Event of Default;

(b)            the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)            such Holder or Holders shall have offered and if requested, provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d)            the Trustee shall have failed to comply with the request for sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding have not given the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). A Holder shall have the right to not enforce any right under this Indenture except in the manner herein.

Section 6.07.      Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest or the Fundamental Change Repurchase Price or the Redemption Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to convert a Security, or receive consideration due upon conversion of a Security, in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

66

Section 6.09.      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.      Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

First:	to the Trustee and the Notes Collateral Agent for amounts due under Section 7.06;

Second:	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall send to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by a Holder or group of Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

67

Article 7
Trustee

Section 7.01.      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e)            The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

68

Section 7.02.      Rights of Trustee.

(a)            The Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)            Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)            Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d)            The Trustee may consult with counsel of its own selection, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)            The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided that the Trustee’s action does not constitute willful misconduct or negligence.

(g)            Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) for which it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(h)            The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

69

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Securities Agent, agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Company and any Guarantor deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)            Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Securities Agent be liable under or in connection with this Indenture and the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Securities Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l)            No bond or surety shall be required of the Trustee with respect to performance of the Trustee’s duties and powers hereunder;

(m)            Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by this Indenture or the Securities.

(n)            Any discretion, permissive right, or privilege of the Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation of the Trustee hereunder.

Section 7.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Section 7.04.      Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05.      Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee is deemed to have knowledge in accordance with Section 7.02(g), then the Trustee shall send to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, the Redemption Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

70

Section 7.06.      Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as shall be mutually agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own negligence or willful misconduct. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim, cost or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust, the performance of its duties and/or the exercise of its rights hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company and the Guarantors need not pay for any settlement made without their consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification; provided that failure to give such notice shall not relieve the Company and the Guarantors of their obligations under this Section 7.06. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own negligence or willful misconduct.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company and the Guarantors with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i), Section 6.01(j) or 6.01(k) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07.      Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. For the avoidance of doubt, the Trustee shall continue its role until the appointment of a successor Trustee is effective.

71

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.09;

(b)            the Trustee is adjudged bankrupt or insolvent;

(c)            a receiver or other public officer takes charge of the Trustee or its property; or

(d)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed for any reason, the Company shall promptly appoint a successor Trustee so that no vacancy exists in the role of Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

Section 7.08.      Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

Section 7.09.      Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (i) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (ii) is subject to supervision or examination by federal or state authorities and (iii) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

72

Section 7.10.      Preferential Collection of Claims Against Company. To the extent the TIA then applies to the Indenture, the Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). To the extent the TIA then applies to the Indenture, a Trustee who has resigned or been removed shall be subject to §311(a) to the extent indicated.

Section 7.11.      Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2019, the Trustee shall send to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report in accordance with, and to the extent required under, TIA § 313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also send all reports as required by TIA § 313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or any delisting thereof.

Article 8
Discharge of Indenture

Section 8.01.      Termination of the Obligations of the Company. This Indenture shall cease to be of further effect, the Liens on the Collateral securing the Securities will be released and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion or Repurchase Upon Fundamental Change, or redemption, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (or, in the case of conversion, delivers to the Holders in accordance with Article 10 cash, Common Stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation) sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion, the Fundamental Change Repurchase Date or Redemption Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company or any Guarantor (including without limitation to every Guarantor with the resulting effect that no Guarantor remains subrogated to the rights of the Holders against the Company pursuant to Section 14.05); (c) no default or Event of Default under this Indenture shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and (d) the Company or any Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely on the Officers’ Certificate as to the absence of a default, breach or violation and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 16.09 and Section 16.14, and this Article 8 shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

73

Section 8.02.      Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Section 8.03.      Repayment to Company. Subject to applicable escheatment laws, the Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money or property held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money or property that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04.      Reinstatement. If any money, Common Stock or other consideration cannot be applied in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company or any Guarantor has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Common Stock or other consideration held by the Trustee or Paying Agent.

Article 9
Amendments

Section 9.01.      Without Consent of Holders. The Company, any Guarantor (with respect to its Guarantee, this Indenture, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor or the Security Documents to which it is a party and excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor), the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Securities, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement or the Security Documents without notice to or the consent of any Holder:

74

(a)            to comply with Article 5 or Section 10.11;

(b)            to add Collateral with respect to any or all of the Securities and/or the Guarantees;

(c)            to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07 or a successor Notes Collateral Agent;

(d)            to comply with the provisions of any securities depository, including the Depository, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;

(e)            to add to the covenants or Events of Default of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(f)            to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(g)            to irrevocably elect or eliminate one or more Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount, in each case except with respect to a Security (i) as to which a Conversion Date has occurred, (ii) following the 27th Scheduled Trading Day prior to the Maturity Date or (iii) in the case of SL Securities only as provided in Section 10.02(a)(v);

(h)            to make any change that does not adversely affect the rights of any Holder;

(i)            to permit the conversion of the Securities into Reference Property in accordance with Section 10.11;

(j)            to comply with the requirement of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA;

(k)            to add a Guarantor or Guarantee under this Indenture, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and/or the Security Documents, or to release any such Guarantor or Guarantee if at the time of such release such Guarantor is not otherwise required by this Indenture to be a Guarantor;

(l)            to release any Collateral from the Lien securing the Securities when permitted or required by the Security Documents, this Indenture (including any release of any Lien that is not then otherwise required by this Indenture to be pledged as security for the Securities) or the First Lien Intercreditor Agreement;

75

(m)            to add any Additional First Lien Secured Parties to any Security Documents or the First Lien Intercreditor Agreement or add any junior lien secured parties to any First Lien/Second Lien Intercreditor Agreement;

(n)            in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the First Lien Intercreditor Agreement or any First Lien/Second Lien Intercreditor Agreement, or to modify any such legend as required by the First Lien Intercreditor Agreement or First Lien/Second Lien Intercreditor Agreement;

(o)            with respect to the Security Documents, the First Lien Intercreditor Agreement and First Lien/Second Lien Intercreditor Agreement, as provided in the relevant Security Document, First Lien Intercreditor Agreement or First Lien/Second Lien Intercreditor Agreement, as applicable; or

(p)            to provide for the succession of any parties to the Security Documents, the First Lien Intercreditor Agreement or First Lien/Second Lien Intercreditor Agreement (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Credit Facilities or any other agreement that is not prohibited by this Indenture.

In addition, the Company, the Trustee and the Notes Collateral Agent may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not materially adversely affect the rights of any Holder.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, any Guarantor, the Trustee and the Notes Collateral Agent without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02.      With Consent of Holders. Subject to the immediately succeeding paragraph, the Company may amend or supplement this Indenture, the Guarantees, the Securities, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the other Security Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) and in compliance with Section 4.19 of the Investment Agreement. Subject to Section 6.04 and 6.07, the immediately succeeding paragraph and Section 4.19 of the Investment Agreement, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture, the Securities, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement or any Security Document without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

76

(a)            change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b)            reduce the principal amount of any Security, or any interest on, any Security or alter or waive the provisions with respect to the redemption of such Security;

(c)            change the place or currency of payment of principal of, or any interest on, any Security;

(d)            impair the right of any Holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any Security or impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(e)            reduce the Fundamental Change Repurchase Price or modify, in a manner adverse to Holders, the obligation of the Company pursuant to Section 3.01 to repurchase Securities upon the occurrence of a Fundamental Change;

(f)            reduce the Conversion Rate other than as provided in this Indenture or adversely affect the right of Holders to convert Securities in accordance with Article 10;

(g)            reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities; or

(h)            modify the provisions of this Article 9 that require each Holder’s consent or the waiver provisions of Section 6.04 with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Notwithstanding the foregoing or anything to the contrary, so long as any SL Securities are outstanding, without the consent of the Holders of 100% of the aggregate principal amount of the SL Securities, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not modify (x) any provision contained in this Indenture specifically and uniquely applicable to the SL Securities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the SL Securities, (y) the proviso to the definition of Conversion Rate or (z) Section 13.01(b).

Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Securities then outstanding, no amendment or waiver may (A) make any change in any Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Secured Notes Obligations or (B) change or alter the priority of the Liens securing the Secured Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture or the Security Documents.

77

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall send, or cause to be sent, to Holders (with a copy to the Trustee) a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to send such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

In addition, Holders will be deemed to have consented for purposes of the Security Documents and the First Lien Intercreditor Agreement or First Lien/Second Lien Intercreditor Agreement, and the Notes Collateral Agent and the Trustee will be authorized, to amend or supplement the Security Documents to add additional secured parties to the extent Liens securing Indebtedness and other Obligations held by such parties are permitted under this Indenture. In executing any such amendment, supplement, consent or waiver to the First Lien Intercreditor Agreement or First Lien/Second Lien Intercreditor Agreement or Security Document or in entering into a new intercreditor agreement or Security Document, the Trustee and Notes Collateral Agent shall be entitled to receive and (subject to their duties set forth in this Indenture) shall be fully protected in relying upon an Officers’ Certificate stating that the execution of such amendment, supplement, consent or waiver or new agreement is authorized or permitted by the First Lien Intercreditor Agreement or First Lien/Second Lien Intercreditor Agreement, as applicable, and/or Security Document, as the case may be, and complies with the provisions thereof and of this Indenture. Notwithstanding anything in this Indenture to the contrary, no opinion of counsel shall be required in connection with the execution by the Trustee or Notes Collateral Agent of any such amendment, supplement, consent waiver or other modification to the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and/or the Security Documents or the entering into of a new intercreditor agreement or Security Document.

Section 9.03.      Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective (or until such earlier date as specified by the Company in connection with the solicitation of such consent), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective (or such earlier date specified by the Company in connection with the solicitation of such consent).

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

78

Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.04.      Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.05.      Trustee Protected. The Trustee and the Notes Collateral Agent shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee or the Notes Collateral Agent need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s or the Collateral Agent’s rights, duties, liabilities or immunities. The Trustee shall receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject to customary exceptions). Notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel shall be required in connection with the execution by the Trustee or Notes Collateral Agent of any such amendment, supplement, consent waiver or other modification to the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and/or the Security Documents or the entering into of a new intercreditor agreement or Security Document.

Section 9.06.      Effect of Amendment. Upon the due execution and delivery of any amendment in accordance with this Article 9, this Indenture, the Securities, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement or the Security Documents, as applicable, shall be modified in accordance therewith and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.

Article 10
Conversion

Section 10.01.      Conversion Privilege.

(a)            Subject to the limitations of this Section 10.01, Section 10.02, Section 10.11 and the settlement provisions of Section 10.14(c), and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Security at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Original Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

79

(b)            To convert its Security, a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, with appropriate notarization or signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice or a facsimile thereof to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (iv) pay all transfer or similar taxes if required pursuant to Section 10.04 and (v) pay funds equal to interest payable on the next Interest Payment Date if so required by Section 10.02(d). If a Holder holds a beneficial interest in a Global Security, to convert such Security, the Holder must comply with clauses (iv) and (v) above and the Depository’s procedures for converting a beneficial interest in a Global Security.

(c)            A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount in excess thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 10.02.      Conversion Procedure and Payment Upon Conversion.

(a)            Subject to this Section 10.02 and Section 10.11 and the settlement provisions of Section 10.14(c), upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.03 (“Physical Settlement”) or a combination of cash and Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.03 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

(i)            All conversions for which the relevant Conversion Date occurs on or after the 27th Scheduled Trading Day immediately prior to the Original Maturity Date shall be settled using the same Settlement Method.

(ii)            Except for any conversions described in the immediately preceding clause (i), the Company shall use the same Settlement Method for all conversions of Securities occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii)            If, in respect of any Conversion Date (or for all conversions in any period), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date to which such Settlement Notice applies (or, in the case of any conversions occurring on or after the 27th Scheduled Trading Day immediately prior to the Original Maturity Date, no later than the 27th Scheduled Trading Day immediately prior to the Original Maturity Date). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence for a Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to conversions on such Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation on such Conversion Date, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Securities. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Securities in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000. Notwithstanding the foregoing, any conversion of SL Securities shall be subject to Section 10.02(a)(v).

80

(iv)            The cash, Common Stock or combination of cash and Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

(A)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (provided that the Company shall deliver cash in lieu of any fractional shares as described in Section 10.03);

(B)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each Trading Day during the related Observation Period; and

(C)            if the Company elects (or is deemed to have elected pursuant to Section 10.02(a)(iii)) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver to the converting Holder, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each Trading Day during the related Observation Period.

(v)            Notwithstanding anything herein to the contrary, the Company hereby initially elects to satisfy its Conversion Obligation with respect to any conversion of SL Securities by Physical Settlement. The Company may change its Settlement Method election (and, in the case of Combination Settlement, the Specified Dollar Amount) with respect to any conversion of SL Securities by delivering a notice that specifies the newly elected Settlement Method and, in the case of Combination Settlement, the applicable Specified Dollar Amount (the “SL Settlement Notice”) to the Holders of the SL Securities, and such newly elected Settlement Method (and, in the case of Combination Settlement, the Specified Dollar Amount) shall be effective no earlier than ten (10) Trading Days after the date on which such SL Settlement Notice was received by the Holder. In the event any Holder(s) of SL Securities exercises its right to convert all or any portion of such SL Securities, (A) the relevant Observation Period for purposes of determining the Daily Settlement Amount, in the case of Combination Settlement, and Daily Conversion Values, in the case of Cash Settlement, with respect to such SL Securities shall be the 25 consecutive Trading Day period beginning on, and including, the 25th Trading Day immediately preceding the applicable Conversion Date and ending on the Trading Day immediately preceding such Conversion Date and (B) the Company shall promptly (x) determine the Daily Settlement Amount or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock and (y) notify the Trustee, the Conversion Agent (if other than the Trustee) and such Holder of SL Securities being so converted of the Daily Settlement Amount or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock.

81

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Common Stock, and in any event within one (1) Business Day following the last day of the Observation Period, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)            Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date (in the case of Physical Settlement or any conversion of SL Securities) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement of Securities other than SL Securities). Prior to such time, a Holder receiving Common Stock upon conversion shall not be entitled to any rights relating to such Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. The Company will determine the Conversion Date and the last Trading Day of the relevant Observation Period, as applicable, in accordance with the requirements set forth herein and notify the Trustee and the converting Holder(s) of the same.

82

(c)           In the case of any conversion of Securities other than the SL Securities, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the later of (i) the second Business Day immediately following the relevant Conversion Date and (ii) the second Business Day immediately following the last Trading Day of the relevant Observation Period, as applicable. In the case of any conversion of SL Securities, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date unless otherwise specified in the written notice referred to in the proviso below; provided, however, that to the extent all or a portion of the Conversion Obligation is to be paid in shares of Common Stock, such shares shall be delivered on the day specified in a written notice from the owner(s) (or in the case of Global Securities, beneficial owner(s)) of the SL Securities being converted that is delivered to the Company on or prior to the first Business Day immediately following the relevant Conversion Date, which delivery date (in respect of such shares of Common Stock) shall be no earlier than the second Business Day immediately following the relevant Conversion Date and be no later than the seventh Business Day immediately following the relevant Conversion Date (it being understood that if no such notice is delivered to the Company, then the Company shall deliver such shares on the second Business Day immediately following the relevant Conversion Date). In the case of a conversion of an SL Security in the form of a Global Security, such written notice shall include a certification therein that the beneficial owners delivering such written notice are holders that hold beneficial interests in the SL Securities subject to conversion. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee(s) or transferee(s), certificates or a book-entry transfer through the Depository for the full amount of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)           If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Original Maturity Date, (ii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date but on or prior to such Interest Payment Date or (iii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 13.03, the Company has specified a Redemption Date that is after such Record Date but on or prior to such Interest Payment Date.

(e)           If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount of all Securities so converted.

(f)            Upon surrender of a Security that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 10.03.     Cash in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon the conversion of a Security. Instead, the Company shall pay to converting Holders cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period (in the case of Combination Settlement) or the aggregate principal amount of the Securities, or specified portions thereof to the extent permitted hereby (in the case of Physical Settlement) so surrendered, and any fractional shares remaining after such computation shall be paid in cash.

Section 10.04.     Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, the Holder shall pay such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificate(s) representing the Common Stock being issued or delivered to the Holder or in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because shares of Common Stock are to be issued or delivered in a name other than such Holder’s name.

Section 10.05.     Company to Provide Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient for the conversion of all outstanding Securities into shares of Common Stock at any time (assuming, for such purposes, Physical Settlement and that at the time of computation of such number of shares, all such Securities would be converted by a single Holder). The Company shall, from time to time and in accordance with Delaware law, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Securities into shares of Common Stock at any time.

All Common Stock issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed on the applicable Conversion Date.

Section 10.06.      Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events on or after the date of this Indenture:

(a)           In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of Common Stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, and the numerator shall be the number of shares of Common Stock outstanding immediately after such dividend or distribution, in the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution.

In case the Company shall effect a share split or share combination, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share split or share combination;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the effective date of such share split or share combination;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the effective date of such share split or share combination; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, or any share split or share combination of the type described in this Section 10.06(a) is announced but the shares of Common Stock are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b)            If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than forty-five (45) days immediately following the date of such distribution, to purchase or subscribe for Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that Common Stock is not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(b).

(c)            If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d) or that is excluded from the scope of Section 10.06(d) by the parenthetical language preceding the formula therein, (iii) distributions of Reference Property in a transaction described in Section 10.11, (iv) rights issued pursuant to a rights plan of the Company (i.e., a poison pill), except to the extent provided by Section 10.13, and (v) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the Open of Business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex Date for such Spin-Off. For purposes of determining the Conversion Rate in respect of any conversion during the ten (10) Trading Days commencing on the Ex Date for such Spin-Off, references within the portion of this Section 10.06(c) related to “Spin-Offs” to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex Date for such Spin-Off to, but excluding, the relevant Conversion Date.

Subject in all respects to Section 10.13, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c), as the case may be. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c), as the case may be, was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(A)           a dividend or distribution of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B)            a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution” or “outstanding immediately after the Open of Business on the effective date of such share split or share combination,” as the case may be within the meaning of Section 10.06(a) or “outstanding immediately prior to the Open of Business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or seventh paragraph of this Section 10.06(c), the Conversion Rate shall not be decreased pursuant to this Section 10.06(c).

(d)           If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a regular, quarterly cash dividend that does not exceed the “dividend threshold,” which is (for a regular, quarterly cash dividend made on or before September 14, 2020) $0.20 per share or (for a regular, quarterly dividend that is made after September 14, 2020) $0.10 per share, and which is subject to adjustment as described below), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if the Company declares such dividend or distribution less than eleven (11) Trading Days prior to the Ex Date for such dividend or distribution the reference to ten (10) consecutive Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution);

T	=	the dividend threshold; provided, that if the dividend or distribution is not a regular cash dividend made after September 14, 2019, then the dividend threshold will be deemed to be zero; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Any adjustment made under this Section 10.06(d) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution.

The dividend threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the Conversion Rate; provided that no adjustment will be made to the dividend threshold for any adjustment to the Conversion Rate pursuant to this clause (d) or Section 10.14.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(d).

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock (as determined by the Board of Directors) exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP'	=	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(e) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(e).

(f)            In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, and to the extent permitted by applicable law and the rules of the Relevant Stock Exchange, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty-five (25) Trading Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and the Conversion Agent and cause notice of such increase, which notice will include the amount of the increase and the period during which the increase shall be in effect, to be sent to each Holder of Securities in accordance with Section 16.01, at least fifteen (15) days prior to the date on which such increase commences.

(g)           All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

(h)           Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 10.02(b) based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(i)            Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Holder converts a Security, Combination Settlement is applicable to such Security and the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such Security (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a), (b), (c), (d) and (e) of this Section 10.06 and (y) includes any shares of Common Stock that entitle their holder to participate in such event, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such event will not be made for such converting Holder for such Trading Day. Instead, such Holder will be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(j)            For purposes of this Section 10.06, “effective date” means the first date on which the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

(k)           For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. The Company shall not pay any dividend or distribution on shares of Capital Stock of the Company held in the treasury of the Company to the extent such dividend or distribution would be made in an amount based on the amount of a dividend or distribution paid on the Common Stock.

Section 10.07.     No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:

(i)           upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)          upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (or the issuance of any shares of Common Stock pursuant to any such options or other rights);

(iii)         upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of September 14, 2018;

(iv)         for accrued and unpaid interest, if any;

(v)          repurchases of Common Stock that are not tender offers or exchange offers pursuant to Section 10.06(e), including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

(vi)         solely for a change in the par value of the Common Stock; or

(vii)        for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or the right to purchase Common Stock or such convertible or exchangeable securities, except as described in Section 10.06.

No adjustment in the Conversion Rate less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) shall be made pursuant to Section 10.06(a) through Section 10.06(e); provided, however, that (i) the Company shall carry forward any adjustments that are not made as a result of the foregoing and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate)) (1) on the effective date of any Fundamental Change or Make-Whole Fundamental Change and (2) on (A) the Conversion Date (in the case of Physical Settlement) and (B) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement, and in each case, after such adjustment shall be made such adjustments shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate).

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

For the avoidance of doubt, this Section 10.07 shall not limit the operation of the proviso to the definition of Conversion Rate.

Section 10.08.     Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple Trading Days (including an Observation Period and the period for determining the Applicable Price for purposes of a Make-Whole Fundamental Change), the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.

Section 10.09.     Adjustments for Tax Purposes. Except as prohibited by law, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it considers to be advisable to avoid or diminish any income tax to any holders of Common Stock (or rights to purchase Common Stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reason.

Section 10.10.     Notice of Adjustment and Certain Events.

(a)           Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Trustee and the Conversion Agent an Officers’ Certificate describing in reasonable detail the adjustment and the method of calculation used and the Company shall promptly send to the Holders in accordance with Section 16.01 a notice of the adjustment setting forth the adjusted Conversion Rate and the calculation thereof. The certificate and notice shall be conclusive evidence of the correctness of such adjustment. In the absence of an Officers’ Certificate being filed with the Trustee (and the Conversion Agent if not the Trustee), the Trustee and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

(b)           In case of any Merger Event then the Company shall at least ten days prior to the anticipated effective date of such transaction or event cause written notice thereof to be sent to the Trustee, the Conversion Agent and the Holders in accordance with Section 14.01. Such notice shall also specify, as applicable, the date or expected date on which the holders of Common Stock shall be entitled to a distribution and the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or transfer, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries with respect to such Merger Event.

Section 10.11.      Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If on or after the date of this Indenture and prior to the Original Maturity Date the Company:

(a)           reclassifies the Common Stock (other than a change as a result of a subdivision or combination of Common Stock to which Section 10.06(a) applies or a change in par value);

(b)           is party to a consolidation, merger or binding share exchange; or

(c)           sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 10.14), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date.

The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and the proviso in the definition of Conversion Rate and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Closing Sale Price of the Common Stock. The Company shall not become party to any Merger Event unless its terms are consistent with the foregoing. If, in the case of any Merger Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities or assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10. The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into Common Stock (and cash in lieu of any fractional share) as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture in accordance with this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Section 10.12.     Trustee’s Disclaimer. The Trustee and any other Conversion Agent shall have no duty to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. Neither the Trustee nor any other Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any other Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10 or to monitor any Person’s compliance with this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Section 10.13.     Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that on or after the date of this Indenture the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the Common Stock due upon conversion, the rights described in such plan, unless the rights have separated from the Common Stock before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.14.     Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes.

(a)           Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice referred to in Section 10.14(e)) (A) if such Make-Whole Fundamental Change does not also constitute a Fundamental Change, to, and including, the Close of Business on the date that is thirty (30) Business Days after the later of (i) such Effective Date and (ii) the date the Company sends to Holders (with a copy to the Trustee and the Conversion Agent) the relevant notice of the Effective Date or (B) if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, and including, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

(b)           As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

	Applicable Price
Effective Date	$17.50	$18.50	$18.95	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00
September 15, 2019	4.3724	3.6654	3.3842	2.8100	1.8004	1.1392	0.7022	0.4137	0.1063	0.0060
September 15, 2020	4.3724	3.6654	3.3842	2.8100	1.8004	1.1392	0.7022	0.4137	0.1063	0.0060
September 15, 2021	4.3724	3.6654	3.3842	2.8100	1.8004	1.1392	0.7022	0.4020	0.0869	0.0023
September 15, 2022	4.3724	3.6654	3.3842	2.8100	1.8004	1.0664	0.5564	0.2693	0.0343	0.0000
September 15, 2023	4.3724	3.6654	3.3842	2.8100	1.3347	0.5784	0.2269	0.0710	0.0000	0.0000
September 15, 2024	4.3724	1.2837	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)            if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the row titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day or three hundred and sixty six (366) day year, as applicable;

(ii)            if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $40.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $17.50 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)            if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.14) or pursuant to the proviso in the definition of Conversion Rate, an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect, in accordance with this Article 10 and the proviso in the definition of Conversion Rate, immediately after such adjustment to the Conversion Rate;

(iv)            each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted pursuant to Section 10.06 through Section 10.13 or the proviso in the definition of Conversion Rate; and

(c)            Subject to Section 10.11, upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change described in clause (c) of the definition of Change in Control the consideration for the Common Stock is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the second Business Day following the Conversion Date.

(d)           As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change is a transaction or series of transactions described in clause (c) of the definition of Change in Control and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and (ii) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e)           The Company shall send to each Holder (with a copy to the Trustee and the Conversion Agent), in accordance with Section 16.01, written notice of the Effective Date of the Make-Whole Fundamental Change within ten (10) days after such Effective Date. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase, including, without limitation, the last day of the Make-Whole Conversion Period).

(f)            For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

(g)           Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 or the proviso in the definition of Conversion Rate in respect of a Make-Whole Fundamental Change.

Section 10.15.     Applicable Stock Exchange Restrictions. Notwithstanding anything in this Article 10 to the contrary, in the event that Securities in the aggregate are convertible into shares of Common Stock in excess of the share issuance limitations of the listing rules of The New York Stock Exchange, the Company shall, at its option (but without delaying delivery of consideration upon any conversion), either obtain stockholder approval of such issuances or deliver cash consideration in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations (calculated based on the average of the Daily VWAP for the ten (10) Trading Days immediately preceding the applicable Conversion Date, with the Daily VWAP for each such Trading Day being weighted for purpose of calculating such average based on the trading volume used to calculate the Daily VWAP for each such Trading Day). If the Company pays cash in lieu of delivering shares of Common Stock pursuant to this Section 10.15, it will notify the Trustee, the Conversion Agent and the Holders of the maximum number of shares it will deliver per $1,000 principal amount of converted Security in respect of the relevant conversion.

Article 11
Concerning the Holders

Section 11.01.     Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 11.02.     Proof of Execution by Holders. Subject to the provisions of Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

Section 11.03.     Persons Deemed Absolute Owners. The Company, the Trustee, the Notes Collateral Agent, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, or the Fundamental Change Repurchase Price or Redemption Price, if applicable, for conversion of such Security and for all other purposes; and neither the Company nor the Trustee nor the Notes Collateral Agent nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

Article 12
Holders’ Meetings

Section 12.01.     Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee or Notes Collateral Agent permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7 or to remove the Notes Collateral Agent and nominate a successor Notes Collateral Agent;

(c)           to consent to the execution of an indenture or indentures supplemental hereto or any other amendment pursuant to the provisions of Section 9.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, the Security Documents, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement or under applicable law.

Section 12.02.     Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be sent to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar or electronically in accordance with the Applicable Procedures of the Depository. Such notice shall also be sent to the Company. Such notices shall be sent not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.03.     Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by sending notice thereof as provided in Section 12.02.

Section 12.04.     Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.05.     Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of outstanding Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 12.06.     Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07.     No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities. Nothing contained in this Article 12 shall be deemed or construed to limit any Holder’s actions pursuant to the Applicable Procedures so long as the Securities are Global Securities.

Article 13
Redemption

Section 13.01.     Optional Redemption; Election to Redeem; Notice to Trustee.

(a)           Prior to September 14, 2023, the Company may not redeem the Securities pursuant to this Section 13.01(a). On and after September 14, 2023 and prior to the Original Maturity Date, the Company may, at its option, redeem for cash all or part of the Securities, upon notice pursuant to Section 13.03, at a price (the “Par Redemption Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, provided that the Closing Sale Price of the Common Stock for 20 or more Trading Days in the period of 30 consecutive Trading Days (including the final three Trading Days) ending on the Trading Day immediately prior to the date the redemption notice is delivered to Holders is equal to or exceeds 150% of the applicable Conversion Price on each applicable Trading Day.

(b)           On and after the Original Maturity Date, the Company may, at its option, redeem for cash all or part of the Securities at the Par Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date.

(c)           If the Conversion Rate is adjusted pursuant to the proviso to the definition of Conversion Rate, the Company may, at its option, redeem, between September 14, 2020 and September 14, 2021, for cash all or part of the Securities, upon notice pursuant to Section 13.03, at a price (the “IRR Redemption Price”) that results in the Specified Return Requirement being satisfied with respect to the Securities to be redeemed, provided that the IRR Redemption Price with respect to any Security shall be no less than 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.

“Specified Return Requirement” means, with respect to a redemption of Securities pursuant to Section 13.01(b), the amount necessary to provide the Holders of such Securities with an IRR of 15.0% on the aggregate principal amount of such Securities to be redeemed as if such Holder held such Securities (including the Original Securities) from September 14, 2018. Whether a redemption pursuant to Section 13.01(b) satisfies the Specified Return Requirement will be determined as of the Redemption Date with respect thereto.

“IRR” means, as of any date of determination, the discount rate at which the net present value of the aggregate principal amount of the Securities to be redeemed and the IRR Redemption Price through the time of redemption equals zero, calculated for the aggregate principal amount of Securities from September 14, 2018 and, for the IRR Redemption Price, from the redemption date.

“Redemption Price” means, in the case of a redemption pursuant to Section 13.01(a), the Par Redemption Price and, in the case of a redemption pursuant to Section 13.01(b), the IRR Redemption Price.

(d)           Notwithstanding anything to the contrary herein, in the case of a redemption of any SL Securities in whole or in part, the Company may not send a redemption notice to Holders unless the Company shall then have on file with the SEC an effective shelf registration statement of the Company on Form S-3 (or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Common Stock, unless such Common Stock may be resold under Rule 144 without volume or manner of sale restrictions. In addition, to the extent such SL Securities constitute “Registrable Securities” under the Investment Agreement, if there is a “Blackout Period” (as defined in the Investment Agreement) covering any time during the period from and including the tenth (10th) Trading Day prior to the Redemption Date to and including the Trading Day immediately prior to the Redemption Date (the “Open Period”) then the Company shall, as promptly as practicable, notify the Trustee and the Holders of the SL Securities (and, in accordance with the Investment Agreement, the beneficial owners parties thereto of the SL Securities) that there is such a Blackout Period, and notwithstanding anything herein to the contrary, the notice of redemption shall automatically be deemed withdrawn with respect to the SL Securities, and the Holders of SL Securities shall have the right, upon notice to the Trustee and the Company delivered within 3 Business Days after the Withdrawal Time to rescind any Conversion Notice that is pending as of the Withdrawal Time and/or to rescind any conversion of SL Securities pursuant to Article 10 with respect to which the Settlement Amount has, as of the Withdrawal Time, not yet been delivered to such Holder or its designee.

(e)           Any redemption pursuant to this Section 13.01 shall be made pursuant to the provisions of this Article 13. The election of the Company to redeem any Securities pursuant to this Article 13 shall be evidenced by a Board Resolution (with any members of the Board of Directors affiliated with Wanda abstaining). In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction. As used herein, the “Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of this Article 13.

No Securities may be redeemed by the Company pursuant to this Article 13 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded by the Holders, on or prior to the Redemption Date.

Section 13.02.     Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 Scheduled Trading Days prior to the Redemption Date by the Trustee, from the outstanding Securities of such series not previously called for redemption, by lot in accordance with Applicable Procedures for the Global Securities or on a pro-rata basis in increments of $1,000 principal amount, provided that each of the redeemed portion and the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The selection of any Security or portion thereof for redemption, the sending of any notice of redemption, and the deposit of the Redemption Price with the Trustee or a Paying Agent, shall not in any way limit the conversion privilege of any Holder or the Company’s Conversion Obligation with respect to any Security for which the Conversion Date occurs before the Redemption Date; and, for the avoidance of doubt, any Holder may elect to convert the Securities, or portions of such Securities, held by such Holder that have been selected for redemption.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

In the case of any redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities in this Article 13 shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000.

Section 13.03.     Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid (or in accordance with the Applicable Procedures in the case of Global Securities), delivered not less than, as the case may be, 50 Scheduled Trading Days (with respect to any redemption of SL Securities) or less than 45 Scheduled Trading Days (with respect to any redemption of Securities other than SL Securities), and not more than 60 Scheduled Trading Days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the security register; provided, however, that the Company shall not deliver any notice of redemption to any Holder at any time when there exists any Default or Event of Default.

All notices of redemption shall identify the Securities (including CUSIP number(s)) to be redeemed and shall state:

(i)          the Redemption Date;

(ii)         the Redemption Price;

(iii)        that, if the Redemption Date is prior to the Original Maturity Date, Holders have a right to convert the Securities called for redemption upon satisfaction of the requirements set forth in Section 10.02;

(iv)        the time at which the Holders’ right to convert the Securities called for redemption will expire, which will be the Close of Business on the Business Day immediately preceding the Redemption Date, if such Redemption Date is prior to the Original Maturity Date;

(v)         the Conversion Rate, if applicable, any adjustments thereto, and the Settlement Method that shall apply during the redemption period;

(vi)        the procedures a Holder must follow to convert its Securities, if applicable;

(vii)       if less than all the outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(viii)      that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

(ix)         the place or places where each such Security is to be surrendered for payment of the Redemption Price.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request with 10 Business Days’ advance notice (unless a shorter period is agreed to by the Trustee), by the Trustee in the name and at the expense of the Company. Until and including the date that is 30 days prior to the Redemption Date, the Company may revoke, in whole, but not in part, any notice of redemption of SL Securities delivered under this Article 13.

Section 13.04.     Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company on at the Company’s request, or if then held by the Company, shall be discharged from such trust.

Section 13.05.     Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest due on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the Close of Business on the relevant Record Dates according to their terms.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at a rate of 15% per annum.

Section 13.06.     Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 13.07.     Offers to Repurchase by Application of Excess Proceeds.

(a)           In the event that, pursuant to Section 4.10, the Company shall be required to commence an Asset Sale Offer or elects to commence an Advance Offer, it shall follow the procedures specified below; provided that notwithstanding any other provision of this Indenture, the Company shall repurchase or make an offer to repurchase the Securities as set forth in the provisos in Sections 4.10(b)(1) and (2), substantially concurrently with or prior to the repayment of any applicable First Lien Obligations or Senior Obligations.

(b)           The Asset Sale Offer or Advance Offer, as the case may be, shall remain open for a period of no more than 20 Business Days following its commencement (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) (the “Offer Amount”), to the purchase of Securities and, if required or permitted by the terms of any other First Lien Obligations and/or, to the extent that the assets or property disposed of in the Asset Sale were not Collateral, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Securities and, if applicable, First Lien Obligations and/or other Pari Passu Indebtedness tendered in response to the Asset Sale Offer or Advance Offer, as the case may be. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

(c)           If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid on the Purchase Date to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer or Advance Offer, as the case may be.

(d)           Upon the commencement of an Asset Sale Offer or an Advance Offer, as the case may be, the Company shall send, electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer or Advance Offer, as the case may be. The Asset Sale Offer or Advance Offer, as the case may be, shall be made to all Holders and, if required or permitted by the terms thereof, holders of other First Lien Obligations and, to the extent that the assets and property disposed of in the Asset Sale were not Collateral, any other Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer or Advance Offer, as the case may be, shall state:

(i)          that the Asset Sale Offer or Advance Offer, as the case may be, is being made pursuant to this Section 13.07 and Section 4.10 and the length of time the Asset Sale Offer or Advance Offer, as the case may be, shall remain open;

(ii)         the Offer Amount, the purchase price and the Purchase Date;

(iii)        that any Security not tendered or accepted for payment shall continue to accrue interest;

(iv)        that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer or Advance Offer, as the case may be, shall cease to accrue interest after the Purchase Date;

(v)         that Holders electing to have a Security purchased pursuant to an Asset Sale Offer or an Advance Offer, as the case may be, may elect to have Securities purchased in amounts of $1,000 or whole multiples of $1,000 in excess thereof only;

(vi)        that Holders electing to have a Security purchased pursuant to any Asset Sale Offer or Advance Offer, as the case may be, shall be required to surrender the Security, with the form entitled “Form of Repurchase Notice” attached to the Security completed, or transfer by book-entry transfer, to the Company, DTC, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)       that, if the aggregate principal amount (or accreted value, as applicable) of Securities and, if applicable, other First Lien Obligations and, to the extent that the assets and property disposed of in the Asset Sale were not Collateral, other Pari Passu Indebtedness, in each case, surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Securities (subject to applicable DTC procedures as to Global Securities) and the Company or the representative of such other First Lien Obligations and such other Pari Passu Indebtedness shall select such other First Lien Obligations and Pari Passu Indebtedness to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Securities or such other First Lien Obligations and such other Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased; provided that no Securities of $2,000 or less can be redeemed or purchased in part, except that if all of the Securities of a Holder are to be redeemed or purchased, the entire outstanding amount of Securities of such Holder, even if not a multiple of $1,000, shall be redeemed or purchased); and

(viii)      that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)           On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof validly tendered pursuant to the Asset Sale Offer or Advance Offer, as the case may be, or if less than the Offer Amount has been tendered, all Securities tendered and (2) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof so tendered.

(f)           The Company, DTC or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Security to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Security) in a principal amount equal to any unpurchased portion of the Securities surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer or Advance Offer, as the case may be, on or as soon as practicable after the Purchase Date.

Article 14
GUARANTEE

Section 14.01.     Guarantee. Subject to the provisions of this Article 14, each Guarantor hereby fully, unconditionally and irrevocably guarantees on a senior secured unsubordinated basis, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest, on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.06) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 14 notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Securities or the Guarantor Obligations.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 14.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under, this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Subject to the provisions of Section 4.09, each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 11.03 hereof. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Section 14.02.      Execution and Delivery of Guarantee for Future Guarantors. To further evidence its Guarantee, each Subsidiary and other Person that is required to become a Guarantor hereby agrees to execute a supplement to this Indenture, substantially in the form of Exhibit F hereto and deliver it to the Trustee. Concurrently with the execution and delivery of such supplement, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate as provided under Section 9.05. Such supplement to this Indenture shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

Each of the Guarantors hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Security shall nevertheless be valid,

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 14.03.      Limitation on Liability; Termination, Release and Discharge.

(a)           Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Senior Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)          In addition, the Company shall not permit any Guarantor to consolidate with or merge with or into any person (other than another Guarantor) and shall not permit the sale, conveyance, transfer, lease or other disposition of substantially all of the assets of such Guarantor, whether in a single transaction or a series of related transaction, unless:

(i)           the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under its Guarantee;

(ii)          immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(iv)         the transaction is made in compliance with Section 5.01 (other than clause (iii) of Section 5.01).

Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Subsidiary, such Guarantor will be automatically released from all its obligations under this Indenture and its Guarantee and such Guarantee will terminate; provided, however, that (1) the sale or other disposition is in compliance with this Indenture, including Section 5.01 (other than clause (iii) thereof); and (2) all the obligations of such Guarantor under the Credit Agreement and related documentation and any other obligations of such Guarantor relating to any other Indebtedness of the Company or its Subsidiaries terminate upon consummation of such transaction.

(c)          Subject to Section 8.04, each Guarantor shall be deemed released from all its obligations under this Indenture and such Guarantee shall terminate upon the satisfaction and discharge of the Indenture pursuant to the provisions of Article 8 hereof.

Section 14.04.      Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 14.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 14.05.      No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

Article 15
Collateral

Section 15.01.      Security Documents.

(a)          The due and punctual payment of the principal of, premium and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Securities and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Securities, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Secured Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement on the Issue Date and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Intercreditor Agreement and any of the other Security Documents, the applicable Intercreditor Agreement shall control. Each Holder, by its acceptance of a Security, (a) agrees that it will be subject to and bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement and (b) authorizes and instructs the Notes Collateral Agent to enter into the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement on the Issue Date as the Notes Collateral Agent, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 15.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall, at their sole expense, take all actions and make all filings (including filing Uniform Commercial Code (including amendments and continuation statements) and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request, in order to ensure the creation, perfection and priority (or continuance thereof), as security for the Obligations of Company and the Guarantors to the secured parties under this Indenture, the Securities, the Guarantees, the Intercreditor Agreements and the Security Documents, of a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Holders.

(b)          It is understood and agreed that prior to the Discharge of First Lien Obligations that are Credit Agreement Obligations, to the extent that the First Lien Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets or the provision of any guarantee by any Subsidiary (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Issue Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Senior Credit Facilities), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the First Lien Collateral Agent in respect of any such matters under the Senior Credit Facilities shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents.

Section 15.02.      Release of Collateral.

(a)          Collateral may be released from the Liens and security interests created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Intercreditor Agreements and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Securities and the Guarantees under any one or more of the following circumstances:

(b)          upon consummation of the sale, transfer or other disposition of such Collateral by the Company or a Guarantor to any Person other than the Company or a Guarantor, to the extent such sale, transfer or other disposition is not prohibited under this Indenture;

(i)            in the case of a Guarantor that is released from its Guarantee pursuant to the terms of this Indenture, with respect to the property and other assets of such Guarantor, upon the release of such Guarantor from its Guarantee;

(ii)          with respect to Collateral that is Capital Stock, upon (i) the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(iii)         with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(c)          [reserved];

(i)           to the extent the Liens on the Collateral securing the Credit Agreement Obligations are released by the First Lien Collateral Agent (other than any release by, or as a result of, payment of the Credit Agreement Obligations), upon the release of such Liens;

(ii)          in connection with any enforcement action taken by the Controlling Collateral Agent in accordance with the terms of the First Lien Intercreditor Agreement; or

(iii)         as described under Article 9.

(d)          The Liens on the Collateral securing the Securities and the Guarantees also shall automatically and without the need for any further action by any Person be terminated and released:

(e)           upon payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations in respect of the Securities under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(i)           upon a satisfaction and discharge of this Indenture as described under Section 8.01; or

(ii)          pursuant to the First Lien Intercreditor Agreement and the Security Documents with respect to the Securities.

(f)           In addition, any Lien on any Collateral may be (i) released or subordinated to the holder of any Lien on such Collateral that is created, incurred or assumed pursuant to clauses (iv), (viii)(A) or (xxii) of the definition of “Permitted Liens” to the extent required by the terms of the obligations secured by such Liens and (ii) subordinated to any Lien on any Mortgaged Property if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property.

(g)          With respect to any release of Collateral, upon receipt of an Officers’ Certificate stating that all conditions precedent under this Indenture and the Security Documents to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate.

Section 15.03.      Suits to Protect the Collateral. Subject to the provisions of Article 7 and the Security Documents, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a)          enforce any of the terms of the Security Documents; and

(b)          collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 15.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 15.04.      Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 15.05.      Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 15 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 15.06.      Power Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 15 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 15; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 15.07.      Certain Limits on Collateral. Notwithstanding anything in this Indenture or any other Security Document, it is understood and agreed that:

(a)          Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Issue Date;

(b)          control agreements or other control or similar arrangements shall not be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements (other than certain certificated securities);

(c)          no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title;

(d)          no perfection actions shall be required with respect to commercial tort claims with a value less than $15,000,000 and no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $15,000,000;

(e)          no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of any Foreign Subsidiaries and foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction);

(f)          no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements); and

(g)          neither the Company nor any Guarantor shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters.

Section 15.08.      Notes Collateral Agent.

(a)          The Company and each of the Holders by acceptance of the Securities hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements, and the Company and each of the Holders by acceptance of the Securities hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 15.08. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)          None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)          The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Securities as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Securities and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)          The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Securities (subject to this Section 15.08).

(f)           The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Securities then outstanding, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 15.08 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)          The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co- Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)          The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements, including joinders and supplements thereto, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(i)           If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(j)           The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)          The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Securities or as otherwise provided in the Security Documents.

(l)           If the Company or any Guarantor (i) incurs any obligations in respect of junior priority obligations at any time when no First Lien/Second Lien Intercreditor Agreement is in effect and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into the First Lien/Second Lien Intercreditor Agreement in favor of a designated agent or representative for the holders of the junior priority obligations so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required pursuant to this Section 12.08(l) in connection with the applicable Intercreditor Agreements (including pursuant to a joinder thereto) to be entered into.

(m)          No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity reasonably satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)          The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o)          Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)          The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.

(q)          The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Company or the Guarantors, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r)           Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto, to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 15.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document or amendment or supplement thereto. Any such execution of a Security Document or amendment or supplement thereto shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Security Document or amendment or supplement thereto have been satisfied. The Holders, by their acceptance of the Securities, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents or amendment or supplement thereto.

(s)          Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Securities, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Securities or the Trustee, as applicable.

(t)           After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Securities then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(u)          The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v)          In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Securities, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)          Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x)          Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer’s Certificate, which shall conform to the provisions of this Section 15.08 and Sections 16.03 and 16.04; provided that no Officer’s Certificate shall be required in connection with the Security Documents, the First Lien Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement to be entered by the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

(y)          Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

(z)          The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

  (aa)    The Company and the Guarantors shall furnish to the Trustee and the Notes Collateral Agent, within 120 days after the end of each fiscal year (beginning with the first fiscal year ending after the Issue Date and after giving effect to any fiscal year end change effected on or after the Issue Date), an Officer’s Certificate (which may be the same certificate required to be delivered by the Company pursuant to Section 4.04) either (i) (x) stating that such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken, and (y) stating that on the date of such Officer’s Certificate, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection (to the extent required by the Security Documents) of the security interests of the Notes Collateral Agent securing the Obligations thereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12-month period and such continuation statement or amendment is not effective if filed at the time of the Officer’s Certificate, such Officer’s Certificate may so state and in that case the Company and the Guarantors shall cause a continuation statement or amendment to be timely filed and become effective so as to maintain such Liens and security interests securing Obligations or (ii) stating that no such action is necessary to maintain such Liens or security interests.

Article 16
Miscellaneous

Section 16.01.      Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(a)          by hand (in which case such notice shall be effective upon delivery);

(b)          by facsimile or other electronic transmission (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(c)          by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the recipient party’s address set forth in this Section 16.01; provided, however, that notices to the Trustee shall only be effective upon the Trustee’s actual receipt thereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder shall be sent to the Holder at its address shown on the register kept by the Registrar. Any notice or communication to be delivered to a Holder of a Global Security shall be transmitted to the Depository in accordance with its Applicable Procedures. Failure to send or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company sends or transmits a notice or communication to Holders, it shall send a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to send a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also send a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s and the Guarantors’ address is:

AMC Entertainment Holdings, Inc.
920 Main Street
Kansas City, MO 64105
Attention: General Counsel
Email: kconnor@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Corey Chivers
Email:	Corey.Chivers@weil.com

The Trustee’s address is:
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Facsimile: (651) 466-7430
Attention: Corporate Trust Services

With a copy to:

Stinson LLP
50 South Sixth Street, Suite 2600
Minneapolis, MN 55402
Facsimile: (612) 335-1657
Attention: Adam D. Maier

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses (except to the extent attributable to the Trustee’s gross negligence, willful misconduct or bad faith) arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 16.02.      [Reserved].

Section 16.03.     Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Guarantors to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)          an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials or other representations or documents as to factual matters.

Section 16.04.      Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 16.05.      Rules by Trustee and Agents. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 16.06.      Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

Section 16.07.      Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 16.08.      Facsimile and PDF Delivery of Signature Pages. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 16.09.      Governing Law. THIS INDENTURE, ANY GUARANTEE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

(b)          consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 16.01 or at such other address of which the other party shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e)          agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f)          agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and

(g)          irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture or the Securities.

Section 16.10.      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.11.      Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.

Section 16.12.      Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 16.13.      Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.14.      Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the number of shares deliverable upon conversion, adjustments to the Conversion Price and the Conversion Rate, the Daily VWAPs, the Daily Settlement Amounts, the Daily Conversion Values, the Conversion Rate of the Securities, the amount of conversion consideration deliverables in respect of any conversion and the amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee (and the Conversion Agent if not the Trustee) as required hereunder, and, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Section 16.15.      No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s or any Guarantor’s past, present or future directors, officers, employees or stockholders (other than the Company in respect of the Securities and each Guarantor in respect of its Guarantee), as such, shall have any liability for any of the Company’s obligations under this Indenture, the Guarantees or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Section 16.16.      Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.17.      [Reserved].

Section 16.18.      [Reserved].

Section 16.19.      Benefits of Indenture. Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Securities Agent and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.20.      Withholding. Notwithstanding anything herein to the contrary, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, as applicable, shall have the right to deduct and withhold from any payment or distribution made with respect to this Indenture and any Security (or the issuance of shares of Common Stock upon conversion of the Security) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable tax law (inclusive of rules, regulations and interpretations promulgated by competent authorities) without liability therefor. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes under this Security as having been paid to the Holder. In the event the Company, the Trustee, the Registrar, the Paying Agent or the Conversion Agent previously remitted any amounts to a governmental entity on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) under this Indenture or with respect to any Security, the Company, the Registrar, the Paying Agent or the Conversion Agent, as applicable, shall be entitled to offset any such amounts against any amounts otherwise payable in respect of this Indenture or any Security (or the issuance of shares of Common Stock upon conversion).

Section 16.21.      U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

GUARANTORS:

AMC CARD PROCESSING SERVICES, INC. AMC ITD, LLC AMC LICENSE SERVICES, LLC AMERICAN MULTI-CINEMA, INC.

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Chief Financial Officer

[Signature Page to Indenture]

U.S. Bank National Association, as Trustee, Notes Collateral Agent, Registrar, Paying Agent and Conversion Agent

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INSERT security PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND, AS REQUIRED]

[THIS SECURITY IS AN SL SECURITY WITHIN THE MEANING OF THE INDENTURE]

1

AMC Entertainment Holdings, Inc.

Certificate No. _______

2.95% Convertible Senior Notes Due 2026 (the “Securities”)

CUSIP No. [___]*
ISIN No. [___]*

AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [_______]2 [Cede & Co.]3, or its registered assigns, the principal sum [of [___________] dollars ($[___________])]4 [as set forth in the “Schedule of Increases and Decreases in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed six-hundred million dollars ($600,000,000) in aggregate at any time, in accordance with the rules and procedures of the Depository]5, on May 1, 2026 (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: September 15 and March 15, commencing September 15, 2020

Record Dates: September 1 and March 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

1 This is included for SL Securities.

*

Unrestricted SL Global Security CUSIP No. 00165CAW4 and ISIN No. US00165CAW47.

Unrestricted Non-SL Global Security CUSIP No. 00165CAV6 and ISIN No. US00165CAV63.

2 This is included for Physical Securities.

3 This is included for Global Securities.

4 This is included for Physical Securities.

5 This is included for Global Securities.

IN WITNESS WHEREOF, AMC Entertainment Holdings, Inc. has caused this instrument to be duly signed.

AMC ENTERTAINMENT HOLDINGS, INC.

By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Dated: ________________

[Authentication Page for AMC Entertainment Holdings, Inc.’s 2.95% Convertible Senior Notes due 2026]

[FORM OF REVERSE OF SECURITY]

AMC Entertainment Holdings, Inc.

2.95% Convertible Senior Notes Due 2026

1.            Interest. AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on September 15 and March 15 of each year, with the first payment to be made on September 15, 2020. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, March 15, 2020, in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

2.            Maturity. The Securities will mature on the Maturity Date.

3.            Method of Payment. Except as provided in the Indenture, the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, or the Fundamental Change Repurchase Price or Redemption Price, payable as herein provided on the Maturity Date, or on any Fundamental Change Repurchase Date or Redemption Date, as applicable.

4.            Paying Agent, Registrar, Conversion Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.

5.            Indenture. The Company issued the Securities under an Amended and Restated Indenture dated as of July 31, 2020 (the “Indenture”) among the Company, the Guarantors named therein, the Trustee and U.S. Bank National Association, as collateral agent. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are secured senior obligations of the Company limited to $600,000,000 aggregate principal amount, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or wrongfully taken Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6.            Redemption. The Company may, at its option, redeem for cash all or part of the Securities, on the terms set forth in the Indenture. A sinking fund is not provided for the Securities.

7.            Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

8.            Conversion. The Securities shall be convertible into cash, Common Stock or a combination of cash and Common Stock, as applicable, as specified in the Indenture. To convert a Security, a Holder must satisfy the requirements of Section 10.02(a) of the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash and/or Common Stock payable upon conversion in accordance with Article 10 of the Indenture.

9.           Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10.         Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.

11.          Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and in other circumstances with consent of the Holders of 100% of the aggregate principal amount of the outstanding Securities, to amend or supplement the Indenture, the Guarantees or the Securities.

12.          Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.

13.         Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14.          Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

15.          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

16.         Ranking and Security. The Securities shall be senior secured obligations of the Company. The Securities will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Holders of the Securities, in each case pursuant to the Security Documents. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents on the Issue Date, and at any time after Issue Date, as applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

AMC Entertainment Holdings, Inc.

920 Main Street

Kansas City, MO 64105

Attention: General Counsel

Email: kconnor@amctheatres.com

ATTACHMENT 1

FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar, or be notarized.

Signature Guarantee or Notarization:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	____	to AMC Entertainment Holdings, Inc. or any Subsidiary thereof; or

(2)	____	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”);

(3)	____	pursuant to an exemption from registration provided by Rule 144 under the Securities Act; or

(4)	____	pursuant to any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (4) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written certifications and, in the case of item (4), such other evidence or legal opinions required by the Indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee or Notarization:

ATTACHMENT 2

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

[ ] CHECK IF APPLICABLE:	The person in whose name the Common Stock will be issued is not (and has not been for the three months preceding the applicable Conversion Date) an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company, and the Common Stock will upon issuance be freely tradable by such person.

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed / notarized

by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

Certificate No. of Security:
Principal Amount of this Security: $

If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 or Section 4.10 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 or Section 4.10 of the Indenture, state the principal amount to be so purchased by the Company:

$ __________________________________
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed / notarized by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee, or be notarized.)

SCHEDULE A6

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL SECURITY

AMC Entertainment Holdings, Inc.
2.95% Convertible Senior Secured Notes Due 2026

The initial principal amount of this Global Security is _______ DOLLARS ($_________). The following increases or decreases in this Global Security have been made:

Date of Increases and Decreases	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 This is included in Global Securities.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.

B-1

EXHIBIT C

FORM OF NOTICE OF TRANSFER PURSUANT TO
REGISTRATION STATEMENT

AMC Entertainment Holdings, Inc.

920 Main Street

Kansas City, MO 64105

Attention: General Counsel

Email: kconnor@amctheatres.com

If to the Trustee:

U.S. Bank National Association

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107

Facsimile: (651) 466-7430

Attention: Corporate Trust Services

With a copy to:

Stinson Leonard Street, LLP

50 South Sixth Street, Suite 2600

Minneapolis, MN 55402

Facsimile: (612) 335-1657

Attention: Adam D. Maier

Re:           AMC Entertainment Holdings, Inc. (the “Company”) 2.95% Convertible Senior Notes Due 2026 (the “Securities”)

Ladies and Gentlemen:

Please be advised that _____________ has transferred [a beneficial interest in a Restricted Global Security (CUSIP: ______________)][the Physical Security held in the name of ___________ (Certificate Number: __________)] in the principal amount of $___________ aggregate principal amount of the Securities (CUSIP: _______) and ________ shares of the Company’s Class A common stock, par value $0.01 per share, issuable on conversion of the Securities (“Common Stock”) pursuant to an effective registration statement on Form S-3 (File No. 333-________).

Very truly yours,

(Name)

C-1

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

U.S. Bank National Association

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107

Facsimile: (651) 466-7430

Attention: Corporate Trust Services

Re: 2.95% Convertible Senior Notes due 2026

Reference is hereby made to the Amended and Restated Indenture, dated as of July 31, 2020 (the “Indenture”), among AMC Entertainment Holdings, Inc. (the “Company”), the Guarantors named therein and U.S. Bank National Association, as Trustee and U.S. Bank National Association, as Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer [an interest in the Restricted Global Security][the Physical Security held in the name of __________] (CUSIP: ___________) in the principal amount of $___________ (the “Transfer”), to _______________ (the “Transferee”) [who will take an interest in the _______________ (CUSIP: ___________)]. In connection with the Transfer, the Transferor hereby certifies that:

[EITHER CHECK BOX 1 AND THE BOX IN THE APPLICABLE LETTERED PARAGRAPH UNDERNEATH, BOX 2 OR BOX 3]

1.            [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY (OTHER THAN AN SL GLOBAL SECURITY).

(a)           [ ] CHECK IF TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. Such Transfer is being effected pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

(b)          [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.

(c)           [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Security and in the Indenture.

D-1

2.            [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS AN SL SECURITY IN ACCORDANCE WITH THE INVESTMENT AGREEMENT. The Transfer is being effected pursuant to and in accordance with Section 4.14(ii) of the Investment Agreement to (i) a Purchaser’s Affiliate or a co-investor’s Affiliate in each case that executes and delivers to the Company a Joinder becoming a Purchaser party to the Investment Agreement and the New Confidentiality Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form) or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 2 but not defined in the Indenture shall have the meanings ascribed to such terms in the Investment Agreement.

3.            [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS AN SL SECURITY IN ACCORDANCE WITH THE INVESTMENT AGREEMENT. The Transfer is being effected pursuant to and in accordance with Section 4.14(ii) of the Investment Agreement to (i) a Purchaser’s Affiliate or a co-investor’s Affiliate in each case that executes and delivers to the Company a Joinder becoming a Purchaser party to the Investment Agreement and the New Confidentiality Agreement and a duly completed and executed IRS Form W-9 (or a substantially equivalent form) or (ii) the Company or any of its Subsidiaries. Capitalized terms used in clauses (i) and (ii) of this paragraph 3 but not defined in the Indenture shall have the meanings ascribed to such terms in the Investment Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

U.S. Bank National Association

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107

Facsimile: (651) 466-7430

Attention: Corporate Trust Services

Re: 2.95% Convertible Senior Notes due 2026

Reference is hereby made to the Amended and Restated Indenture, dated as of July 31, 2020 (the “Indenture”), among AMC Entertainment Holdings, Inc. (the “Company”), the Guarantors named therein and U.S. Bank National Association, as Trustee and U.S. Bank National Association, as Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange an interest in the Restricted Global Security (CUSIP: ___________) in the principal amount of $__________ for an interest in ___________ (CUSIP: _________) (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

[EITHER CHECK BOX 1, BOX 2 OR BOX 3]

1.            [ ] CHECK IF EXCHANGE IS FROM A PHYSICAL SECURITY OR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS AN SL SECURITY.

In connection with the Exchange of the Owner’s Physical Security or beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is an SL Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            [ ] CHECK IF EXCHANGE IS FROM A PHYSICAL SECURITY OR A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY THAT IS NOT AN SL GLOBAL SECURITY.

E-1

In connection with the Exchange of the Owner’s Physical Security or beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security that is not an SL Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Security Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

3.            [ ] CHECK IF OWNER WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY THAT IS NOT AN SL SECURITY. In connection with the Exchange of the Owner’s Physical Security or beneficial interest in a Restricted Global Security that is an SL Security for a beneficial interest in another Restricted Global Security that is not an SL Security in an equal principal amount, the Owner hereby certifies that such beneficial interest being acquired is for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Global Securities will continue to be subject to the restrictions on transfer enumerated in the Security Private Placement Legend printed on the Restricted Global Securities and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

E-2

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Entity”), a [subsidiary][parent] of AMC Entertainment Holdings, Inc., a Delaware corporation, and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of AMC Entertainment Holdings, Inc., and the Guarantors (as defined in the Amended and Restated Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of July 31, 2020, providing for the issuance of $600.0 million in aggregate principal amount of 2.95% Convertible Senior Notes due 2026 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Agreement to Guarantee. The Guaranteeing Entity hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 14 thereof.

3.            Execution and Delivery. The Guaranteeing Entity agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities.

4.            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity.

8.            Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

9.            Representations and Warranties by Guaranteeing Entity. The Guaranteeing Entity hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING ENTITY]

By:
Name:
Title:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

F-4